                                                                     EXHIBIT 2.1

                                                                  Execution Copy






                               PURCHASE AGREEMENT

                                  BY AND AMONG

                           INDUS INTERNATIONAL, INC.,

                   SYSTEMS & COMPUTER TECHNOLOGY CORPORATION,

                           SCT UTILITY SYSTEMS, INC.,

                           SCT FINANCIAL CORPORATION,

                               SCT PROPERTY, INC.,

                           SCT INTERNATIONAL LIMITED,

                         SCT TECHNOLOGIES (CANADA) INC.,

                SYSTEMS & COMPUTER TECHNOLOGY INTERNATIONAL B.V.,

                                       AND

                 SCT SOFTWARE & RESOURCE MANAGEMENT CORPORATION




                             DATED FEBRUARY 12, 2003

                                TABLE OF CONTENTS

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BACKGROUND...............................................................................................1
----------


1.       DEFINITIONS; GENERAL PROVISIONS.................................................................2
--       -------------------------------

         1.1      Definitions............................................................................2
         ---      -----------

2.       PURCHASE AND SALE; CLOSING.....................................................................10
--       --------------------------

         2.1      Purchase and Sale.....................................................................10
         ---      -----------------
         2.2      Assumption of Liabilities.............................................................11
         ---      -------------------------
         2.3      Purchase Price; Adjustment and Payment; Calculation...................................12
         ---      ---------------------------------------------------
         2.4      Closing...............................................................................15
         ---      -------
         2.5      Transfer Taxes and Recording Fees.....................................................15
         ---      ---------------------------------

3.       REPRESENTATIONS AND WARRANTIES OF THE SELLERS..................................................16
--       ---------------------------------------------

         3.1      Organization and Good Standing........................................................16
         ---      ------------------------------
         3.2      Authority; No Breach By Agreement.....................................................16
         ---      ---------------------------------
         3.3      Capital Stock; Subsidiaries...........................................................17
         ---      ---------------------------
         3.4      Financial Statements..................................................................17
         ---      --------------------
         3.5      Absence of Undisclosed Liabilities....................................................18
         ---      ----------------------------------
         3.6      Solvency..............................................................................18
         ---      --------
         3.7      Absence of Certain Changes............................................................18
         ---      --------------------------
         3.8      Accounts Receivable...................................................................19
         ---      -------------------
         3.9      Tax Matters...........................................................................19
         ---      -----------
         3.10     Personal Property.....................................................................20
         ----     -----------------
         3.11     Real Property.........................................................................20
         ----     -------------
         3.12     Assets................................................................................23
         ----     ------
         3.13     Insurance.............................................................................23
         ----     ---------
         3.14     Intellectual Property.................................................................24
         ----     ---------------------
         3.15     Environmental Matters.................................................................25
         ----     ---------------------
         3.16     Compliance with Laws..................................................................27
         ----     --------------------
         3.17     Labor Relations.......................................................................28
         ----     ---------------
         3.18     Employees.............................................................................29
         ----     ---------
         3.19     Employee Benefit Plans................................................................29
         ----     ----------------------
         3.20     Material Contracts....................................................................30
         ----     ------------------
         3.21     Legal Proceedings.....................................................................31
         ----     -----------------
         3.22     Transactions with Affiliates..........................................................31
         ----     ----------------------------
         3.23     Customers.............................................................................31
         ----     ---------
         3.24     Statements True and Correct...........................................................32
         ----     ---------------------------
         3.25     Brokers or Finders....................................................................32
         ----     ------------------

4.       REPRESENTATIONS AND WARRANTIES OF PURCHASER....................................................32
--       -------------------------------------------

         4.1      Organization and Qualification........................................................32
         ---      ------------------------------


                                      -i-
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         4.2      Authority; No Breach By Agreement.....................................................32
         ---      ---------------------------------
         4.3      Brokers and Finders...................................................................33
         ---      -------------------
         4.4      Investment Representations............................................................33
         ---      --------------------------
         4.5      Purchaser Financing...................................................................33
         ---      -------------------
         4.6      Hart-Scott-Rodino Act.................................................................34
         ---      ---------------------

5.       COVENANTS......................................................................................34
--       ---------

         5.1      Affirmative Covenants.................................................................34
         ---      ---------------------
         5.2      Negative Covenants....................................................................34
         ---      ------------------
         5.3      Adverse Changes in Condition..........................................................36
         ---      ----------------------------
         5.4      Other Offers..........................................................................36
         ---      ------------
         5.5      Press Releases........................................................................36
         ---      --------------
         5.6      Access................................................................................36
         ---      ------
         5.7      Obligations of the Sellers Regarding Stay Bonus Payments..............................37
         ---      --------------------------------------------------------
         5.8      Agreement as to Efforts to Consummate Transaction.....................................37
         ---      -------------------------------------------------
         5.9      Third Party Consents..................................................................37
         ---      --------------------
         5.10     Regulatory Consents...................................................................38
         ----     -------------------
         5.11     Certain Tax Matters...................................................................38
         ----     -------------------
         5.12     Employees.............................................................................41
         ----     ---------
         5.13     Employee Benefit Plans................................................................42
         ----     ----------------------
         5.14     Atlanta Lease.........................................................................43
         ----     -------------
         5.15     Further Assurances....................................................................43
         ----     ------------------
         5.16     Purchaser Financing...................................................................44
         ----     -------------------
         5.17     Use of Names..........................................................................44
         ----     ------------

6.       CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE........................................45
--       -------------------------------------------------------

         6.1      Accuracy of Representations...........................................................45
         ---      ---------------------------
         6.2      Sellers' Performance..................................................................45
         ---      --------------------
         6.3      Consents..............................................................................45
         ---      --------
         6.4      Resignations..........................................................................45
         ---      ------------
         6.5      No Orders.............................................................................45
         ---      ---------
         6.6      No Suits..............................................................................46
         ---      --------
         6.7      Material Adverse Effect...............................................................46
         ---      -----------------------
         6.8      Secretary's Certificates..............................................................46
         ---      ------------------------
         6.9      Indebtedness and Collection of Certain Receivables....................................46
         ---      --------------------------------------------------
         6.10     Financing.............................................................................46
         ----     ---------
         6.11     Instruments of Transfer...............................................................46
         ----     -----------------------
         6.12     Real Property Deliverables............................................................46
         ----     --------------------------
         6.13     Title to Owned Real Property..........................................................48
         ----     ----------------------------
         6.14     Transition Services Agreement.........................................................49
         ----     -----------------------------
         6.15     Sublease..............................................................................49
         ----     --------
         6.16     Lender Consent and Release of Guarantee...............................................49
         ----     ---------------------------------------
         6.17     License...............................................................................49
         ----     -------
         6.18     Officers' Certificate.................................................................50
         ----     ---------------------

7.       CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE...........................................50
--       ----------------------------------------------------

         7.1      Accuracy of Representations...........................................................50
         ---      ---------------------------
         7.2      Purchaser's Performance...............................................................50
         ---      -----------------------
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                                      -ii-
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         7.3      No Orders.............................................................................50
         ---      ---------
         7.4      No Suits..............................................................................50
         ---      --------
         7.5      SCT Note..............................................................................50
         ---      --------
         7.6      Secretary's Certificate...............................................................51
         ---      -----------------------
         7.7      Officers' Certificate.................................................................51
         ---      ---------------------
         7.8      Lender Consent and Release of Guarantee...............................................51
         ---      ---------------------------------------

8.       ADDITIONAL POST-CLOSING COVENANTS..............................................................51
--       ---------------------------------

         8.1      Noncompetition and Nonsolicitation Covenants..........................................51
         ---      --------------------------------------------
         8.2      Confidentiality.......................................................................52
         ---      ---------------
         8.3      Accounts Receivable Covenants.........................................................53
         ---      -----------------------------

9.       TERMINATION....................................................................................53
--       -----------

         9.1      Termination Rights....................................................................53
         ---      ------------------
         9.2      Effect of Termination.................................................................54
         ---      ---------------------

10.      INDEMNIFICATION................................................................................54
---      ---------------

         10.1     Obligation of Sellers to Indemnify....................................................54
         ----     ----------------------------------
         10.2     Obligation of Purchaser to Indemnify..................................................55
         ----     ------------------------------------
         10.3     Procedures for Indemnification........................................................56
         ----     ------------------------------
         10.4     Defense of Third Party Claims.........................................................57
         ----     -----------------------------
         10.5     Settlement of Third Party Claims......................................................58
         ----     --------------------------------
         10.6     Limitations on Indemnification; Procedures............................................58
         ----     ------------------------------------------
         10.7     Certain Reductions; Subrogation Rights................................................60
         ----     --------------------------------------
         10.8     Effect of Indemnification.............................................................60
         ----     -------------------------
         10.9     Exclusive Remedy......................................................................60
         ----     ----------------

11.      GENERAL PROVISIONS.............................................................................60
---      ------------------

         11.1     Expenses..............................................................................60
         ----     --------
         11.2     Notices...............................................................................60
         ----     -------
         11.3     Jurisdiction; Service of Process......................................................61
         ----     --------------------------------
         11.5     Waiver................................................................................61
         ----     ------
         11.6     Entire Agreement and Modification; Schedules..........................................62
         ----     --------------------------------------------
         11.7     Assignments, Successors, and No Third-Party Rights....................................62
         ----     --------------------------------------------------
         11.8     Severability..........................................................................62
         ----     ------------
         11.9     Section Headings, Construction........................................................62
         ----     ------------------------------
         11.10    Exhibits and Schedules................................................................62
         -----    ----------------------
         11.11    Time of Essence.......................................................................62
         -----    ---------------
         11.12    Governing Law.........................................................................62
         -----    -------------
         11.13    Counterparts..........................................................................63
         -----    ------------

                                    EXHIBITS
                                    --------


Exhibit                       Description
-------                       -----------

Exhibit A                     Form of Secretary's Certificate for each Seller
Exhibit B                     Form of Secretary's Certificate for the Company
Exhibit C                     Form of SCT Note
Exhibit D                     Form of Guaranty of the SCT Note
Exhibit E                     Form of Mortgage and Security Agreement
Exhibit F                     Form of Secretary's Certificate for Purchaser

                                    SCHEDULES
                                    ---------


Schedule                   Description
--------                   -----------

Schedule 1.1(a)            Balance Sheet
Schedule 1.1(b)            Financial Statements
Schedule 1.1(c)            Permitted Liens
Schedule 1.1(d)            Selected Employees
Schedule 2.1(b)(i)         Purchased Personal Property
Schedule 2.1(b)(ii)        Purchased Personal Property Leases
Schedule 2.1(b)(iii)       Purchased Real Property Leases
Schedule 2.1(b)(iv)        Purchased Contracts
Schedule 2.1(b)(v)         Purchased Intangible Property
Schedule 2.1(b)(vi)        Purchased Permits
Schedule 2.1(b)(vii)       Purchased Accounts Receivable
Schedule 2.1(b)(x)         Other Purchased Assets
Schedule 2.1(c)            Excluded Assets
Schedule 3.2(b)            No Breach by Agreement
Schedule 3.2(c)            Consents
Schedule 3.4               Financial Statement Adjustments
Schedule 3.5               Absence of Undisclosed Liabilities
Schedule 3.7               Absence of Certain Changes
Schedule 3.8               Accounts Receivable
Schedule 3.9               Tax Matters
Schedule 3.10              Personal Property
Schedule 3.11(a)           Owned Real Property
Schedule 3.11(b)           Leased Real Property
Schedule 3.11(d)           Canada Sublease
Schedule 3.12              Assets
Schedule 3.14(a.1)         Company Intellectual Property
Schedule 3.14(a.2)         Non-Exclusive Intellectual Property
Schedule 3.14(a.3)         Certain Exceptions
Schedule 3.14(b)           Contracts
Schedule 3.14(c)           Independent Contractor Agreement
Schedule 3.14(d)           Settlements, Forbearances, etc.
Schedule 3.14(e)           Employee Contract
Schedule 3.14(f)           Company Software
Schedule 3.15              Environmental Matters
Schedule 3.16              Compliance with Laws
Schedule 3.17              Labor Relations
Schedule 3.18              Employees
Schedule 3.19              Employee Benefit Plans
Schedule 3.20(a)           Material Contracts
Schedule 3.20(b)           Contract Defaults
Schedule 3.21              Legal Proceedings
Schedule 3.22              Transactions with Affiliates
Schedule 3.23              Customers
Schedule 4.2(b)            No Breach by Agreement
Schedule 4.2(c)            Consents
Schedule 5.9(b)            ACS Contracts
Schedule 5.17(b.1)         Licensed Trademarks
Schedule 5.17(b.2)         Licensed Intellectual Property
Schedule 6.3               Consents

                               PURCHASE AGREEMENT
                               ------------------


         THIS PURCHASE AGREEMENT is made this 12th day of February, 2003, by and among Indus International, Inc., a Delaware corporation ("Purchaser"); SCT Utility Systems, Inc., a Delaware corporation (the "Company"); Systems & Computer Technology Corporation, a Delaware corporation and the indirect parent of the Company ("SCT"); SCT Financial Corporation, a Delaware corporation and the direct parent of the Company ("SCT Financial"); SCT Property, Inc., a Delaware corporation ("SCT Property"); SCT International Limited, a limited liability corporation organized under the laws of England and Wales ("SCT International"); SCT Technologies (Canada) Inc., a company organized and existing under the laws of the Province of Ontario, Canada ("SCT Canada"); SCT Software & Resource Management Corporation, a Delaware corporation ("SCT SRM"); and Systems & Computer Technology International B.V., a corporation organized under the laws of the Netherlands ("SCT Netherlands").

                                   BACKGROUND
                                   ----------

         WHEREAS, SCT Financial owns 1,000 shares of common stock, $1.00 par value per share, of the Company, which shares represent all of the issued and outstanding capital stock of the Company (the "Shares");

         WHEREAS, the Company is engaged in the business of providing customer management and service order fulfillment application software and services to the commercial, industrial and residential segments of the energy and utilities market (the "Business");

         WHEREAS, each of SCT, SCT Property, SCT International, SCT Canada, SCT SRM and SCT Netherlands (collectively, the "SCT Sellers," and together with SCT Financial, the "Sellers") own certain Assets that are used exclusively in the Business;

         WHEREAS, SCT Financial desires to sell to Purchaser, and Purchaser desires to purchase from SCT Financial, all of the Shares pursuant to, and in accordance with, the terms and conditions set forth herein;

         WHEREAS, the SCT Sellers desire to sell, transfer and assign to Purchaser, and Purchaser desires to purchase and acquire from the SCT Sellers, certain Assets that are used exclusively in the Business and certain license and other rights with respect to Assets that are used non-exclusively in the Business, pursuant to, and in accordance with, the terms and conditions set forth herein;

         WHEREAS, in connection with the transfer of such Assets, Purchaser desires to assume certain Liabilities of the SCT Sellers, pursuant to, and in accordance with, the terms and conditions set forth herein;

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations, and warranties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, do hereby agree as follows:

1. DEFINITIONS; GENERAL PROVISIONS.
   --------------------------------

         1.1 Definitions. For purposes of this Agreement and the Exhibits and Schedules attached hereto, the following terms shall have the meanings specified or referred to below, unless the context otherwise requires:

                  "Accepting Employees" - a Selected Employee who accepts Purchaser's offer of employment with the Company or a subsidiary of Purchaser as of the Closing Date and who does not rescind that acceptance prior to the Closing Date.

                  "Accounts Receivable" - all accounts receivable, notes receivable and other monies due for sales and deliveries of goods or performance of services with respect to the Business.

                  "Affiliate" - as to any Person, (a) any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person and (b) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person.

                  "Agreement" - this Purchase Agreement and all schedules and exhibits hereto.

                  "Assets" - all of the assets, properties, businesses and rights of a Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                  "Balance Sheet" - the balance sheet of the Business (including any related notes) as of December 31, 2002, a copy of which is attached hereto as Schedule 1.1(a).

                  "Business Day" - any day that is not a Saturday, a Sunday or a day on which commercial banks in Atlanta, Georgia are required or permitted to be closed for business.

                  "Closing" - the consummation of the transactions contemplated by this Agreement.

                  "Closing Date" - the date and time as of which the Closing actually takes place.

                  "Closing Working Capital" - Current Assets less Current Liabilities as of the Closing Date as shown on the Closing Balance Sheet (as such term is defined in and determined pursuant to Section 2.3(c)).

                  "Code" - the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "Company Intellectual Property" - all Intellectual Property that is owned or licensed by the Company or the SCT Sellers and used exclusively in connection with the Business.

                  "Company Material Adverse Effect" - an event, change or occurrence that individually, or together with any other event, change or occurrence, has a material adverse impact on the financial position, business, or results of operations of the Company or the Business; provided, however, that the term "Company Material Adverse Effect" shall not include the impact of (a) changes in laws of general applicability or interpretations thereof by courts or other Regulatory Authorities; (b) changes in GAAP or interpretations thereof;
(c) actions or omissions of the Company or the Sellers taken as required by the terms of this Agreement or with the prior written consent of Purchaser; (d) changes, conditions or events that are generally applicable to the industry in which the Company operates or the economy in general of the jurisdictions in which the Business operates; (e) seasonal fluctuations in the performances of the Company and the Business; or (f) the effects, including, without limitation, effects on relations and business with customers, suppliers and employees, that are a direct result of the transactions contemplated or permitted under this Agreement.

                  "Consent" - any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit (including any governmental authorization).

                  "Contract" - means any written or oral agreement or contract, or other written arrangement, authorization, commitment, indenture, instrument, lease, license, obligation, plan, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

                  "Current Assets" - the sum of cash, accounts receivable (net of any reserves), inventories, prepaid expenses and work-in-process and any other Assets of the Business classified as current assets under GAAP, consistent with past practices of the Business.

                  "Current Liabilities" - the sum of accounts payable, accrued current liabilities, accrued sales commissions, accrued bonuses, accrued vacation pay, current portion of deferred revenues and any other Liabilities of the Business classified as current liabilities under GAAP, consistent with past practices of the Business.

                  "Default" - (a) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (b) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (c) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to prematurely terminate, revoke, suspend, cancel or renegotiate any Contract, Law, Order, or Permit, or to prematurely accelerate the maturity of or performance under any Contract.

                  "Employee Benefit Plans" - collectively, each pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, share purchase, severance pay, vacation, bonus, retention, change in control or other incentive plan, medical, vision, dental or other health plan, any life insurance plan, flexible spending account, cafeteria plan, vacation, holiday, disability or any other employee benefit plan or fringe benefit plan, including any "employee benefit plan," as that term is defined in Section 3(3) of ERISA and any other plan, fund, policy, program, practice, or arrangement providing compensation or other benefits, whether or not such Employee Benefit Plan is or is intended to be subject to the Code, ERISA or any other applicable Law, whether funded or unfunded or arrived at through collective bargaining or otherwise.

                  "Environmental Law" - collectively, all applicable and effective federal, state and local Laws relating to pollution or the protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.ss.ss.9601 et. seq. ("CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, as amended, 42 U.S.C.ss.ss.6901 et. seq. ("RCRA"), the Emergency Planning and Community Right to Know Act (42 U.S.C.ss.ss.11001 et seq.), the Clean Air Act (42 U.S.C. ss.ss.7401 et. seq.), the Clean Water Act (33 U.S.C.ss.ss.1251 et. seq.), the Toxic Substances Control Act (15 U.S.C. ss.ss.2601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C.ss.ss.5101 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.ss.ss.136 et seq.), the Safe Drinking Water Act (41 U.S.C.ss.ss.300f et seq.), and any applicable and effective state, county, municipal or local Laws similar or analogous to the federal statutes listed in this sentence, together with any amendments to the Laws listed in this sentence, in existence, applicable and in effect as of the date hereof or during the time the Company or any of the SCT Sellers has owned the Owned Real Property or the Owned Real Property was subject to the FILOT program; and any applicable and effective rules, regulations, orders or other requirements that have the effect of Law adopted pursuant to or implementing the Laws and amendments listed in this sentence as of the date hereof or during the time the Company or any of the SCT Sellers has owned the Owned Real Property or the Owned Real Property was subject to the FILOT program.

                  "ERISA" - the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                  "ERISA Affiliate" - any company that, as of a given moment, is a member of a "controlled group of corporations" or a group of "trades or businesses (whether or not incorporated) which are under common control" (as defined in Section 414(b) and 414(c) of the Code, respectively) of which the Company or a Seller is a member.

                  "Estimated Working Capital" - Current Assets less Current Liabilities as of the Closing Date as shown on the Estimated Balance Sheet and determined pursuant to Section 2.3(b).

                  "FILOT Program" - all inducement, resolutions and/or agreements between the Company and Regulatory Authorities providing for the payment of fees in lieu of property taxes to Regulatory Authorities pursuant to the provisions of Title 4, Chapters 1 and/or 12, and/or Title 12, Chapter 44, Code of Laws of South Carolina 1976, as amended.

                  "Financial Statements" - collectively, (a) the balance sheet for, and related statements of income and accumulated earnings and changes in cash flows for, the Business for the fiscal year ended September 30, 2002, including the notes thereto and (b) the Balance Sheet and the Company's interim statements of income and accumulated earnings and changes in cash flows for the period ended December 31, 2002, copies of which financial statements are attached hereto as Schedule 1.1(b).

                  "GAAP" - at any particular time, generally accepted accounting principles as in effect in the United States at such time.

                  "Hazardous Substances" - any substance, chemical, waste, material, pollutant or contaminant that is defined as, designated, classified or listed as hazardous or toxic or otherwise regulated under any applicable Environmental Law, including without limitation, RCRA hazardous wastes, CERCLA hazardous substances, oil and petroleum products or by-products and constituents thereof, asbestos and polychlorinated biphenyls (PCBs).

                  "Hired Employees" - collectively, the Accepting Employees and the Retained Employees.

                  "Immigration Laws" - the Immigration Reform and Control Act of 1986, and the rules and regulations promulgated thereunder.

                  "Indemnification Claim" - a claim for indemnification hereunder.

                  "Indemnitee" - the Party or Parties seeking indemnification hereunder.

                  "Indemnitor" - the Party or Parties against whom indemnification is sought hereunder.

                  "Intellectual Property" - collectively, the following: (a) any invention or discovery (including, but not limited to, processes, machines, manufactures, compositions of matter, formulas, techniques, concepts and ideas) whether patentable or not, (b) any moral rights and copyrights in any work of authorship recognized by foreign or domestic Law or otherwise (including, but not limited to, databases, computer software, source code, object code, schematics, flowcharts, designs and drawings), (c) any and all mask works, (d) any trademarks, service marks, domain names, trade names or trade dress and all goodwill related thereto, (e) any trade secrets and other proprietary information (including, but not limited to, customer lists, marketing plans, product plans, business strategies, computer software, source code, object code, financial information, and forecasts), (f) all other intellectual property rights protectable under any Laws or international conventions throughout the world, (g) any improvements to or derivatives from any of the foregoing, (h) all registrations and applications for registration of the foregoing, (i) the right to apply for registrations, certificates, or renewals with respect to any of the foregoing, and (j) the right to prosecute, enforce, obtain damages relating to, settle or release any past, present or future infringement or misappropriation of any of the foregoing.

                  "Knowledge" or "Knowledge of the Company or the Sellers" and all similar constructions - the knowledge, assuming reasonable inquiry, of Mark Aukamp, Richard Blumenthal, Michael Chamberlain, Marvin Davis, John Gregg, Ancel Hamilton, Eric Haskell, Michael McCarthy, John Meenan, Les Romelfanger and Roy Zatcoff.

                  "Law" - any code, law (including common law), ordinance, regulation, reporting requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

                  "Leased Real Property" - collectively, all real estate and the buildings and improvements erected on, and all improvements and Asset additions that are affixed to, any such real estate and in which the Company has a leasehold interest.

                  "Liabilities" - collectively, any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued or unaccrued, due or to become due, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                  "Lien" - any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, whether voluntary or involuntary, including any conditional sale or other title retention agreement, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.

                  "Litigation" - any suit, action, proceeding or arbitration, or any investigation or audit conducted by any Regulatory Authority, with respect to the Company, the Business or the Shares.

                  "Losses" - any and all demands, claims, actions or causes of action, assessments, losses, fines, judgments, costs, damages, diminution in value, Liabilities, costs, removal and remediation requirements and expenses, including, without limitation, interest and penalties; provided that, in no event shall Losses include any consequential, special and/or punitive damages except to the extent the Purchaser has Liability to a Third Party for such damages solely arising out of a Third Party Claim for such damages.

                  "Non-Exclusive Intellectual Property" - all Intellectual Property that is owned by a Third Party or any SCT Seller or licensed to the Company or any SCT Seller and which in each case is used on a non-exclusive basis in connection with the Business.

                  "Occupational Safety and Health Law" - any applicable and effective Laws enforced by the Occupational Safety and Health Administration or comparable state legal requirements designed to provide safe and healthful working conditions, and to reduce occupational safety and health hazards.

                  "Owned Real Property" - collectively, all real estate and the buildings and improvements erected on, and all improvements and asset additions that are affixed to, any real estate owned by the Company.

                  "Order" - any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Regulatory Authority or any mediator (pursuant to a binding mediation), arbitrator or other private tribunal having jurisdiction and authority over the matter.

                  "Parties" - the parties and signatories to this Agreement and "Party" means any one of the parties to this Agreement.

                  "Permits" - licenses, franchises, permits, certificates, Consents and other governmental or quasi-governmental authorizations held by or issued to the Company or, with respect to the Business, the Sellers and relating to compliance with a legal requirement.

                  "Permitted Liens" - (a) Liens for Taxes or assessments and similar charges (i) that are not yet due and payable; or (ii) the validity of which is being contested by appropriate proceedings and as to which adequate reserves have been established; (b) landlord's, mechanics, carrier's, workmen's, repairmen's or other similar Liens arising or incurred in the ordinary course of business and that are not material to the Assets to which they relate (collectively, the "Materialmen's Liens"); (c) with respect to the Owned Real Property only, imperfections of title or survey, conditions, easements and reservations of rights, including easements and reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone line and other similar purposes, encroachments, covenants and restrictions, which in the aggregate, do not materially diminish the fair market value of the Owned Real Property or the ability to continue to use the real property for its use and which are set forth, described in full or shown in or on surveys or title insurance policies or the "Chicago Title Commitment" (as defined in Section 6.12(a) below) that were previously delivered by the Company or the Sellers to Purchaser and received by Purchaser at least one (1) Business Day prior to the date of this Agreement (but specifically excluding any matters which are set forth, described in full or shown in or on such title insurance policies or the Chicago Title Commitment which are required to be shown on the ATLA As-Built Survey, as defined in Section 6.12(a) below, but were not shown on any of the surveys so previously delivered by the Company); (d) with respect to the Owned Real Property only, zoning, entitlement, building and other land use regulations imposed by Regulatory Authorities having jurisdiction over the Real Property; and (e) the Liens set forth on Schedule 1.1(c).

                  "Person" - any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity or Regulatory Authority.

                  "Proceeding" - any action, arbitration, hearing, governmental investigation, litigation, or suit (whether civil, criminal or administrative) commenced, brought, conducted, or heard by or before, any Regulatory Authority or arbitrator.

                  "Purchaser Material Adverse Effect" - an event, change or occurrence that individually, or together with any other event, change or occurrence, has a material adverse impact on the financial position, business, or results of operations of Purchaser and its subsidiaries, taken as a whole; provided, however, that the term "Purchaser Material Adverse Effect" shall not include the impact of (a) changes in laws of general applicability or interpretations thereof by courts or other Regulatory Authorities; (b) changes in GAAP or interpretations thereof; (c) actions or omissions of Purchaser taken as required by the terms of this Agreement or with the prior written consent of the Sellers; (d) changes in conditions or events that are generally applicable to the industry in which the Company operates or the economy in general in jurisdictions in which Purchaser operates; (e) seasonal fluctuations in the performance of Purchaser; or (f) the effects, including, without limitation, effects on relations and business with customers, suppliers and employees, that are a direct result of the transactions contemplated or permitted under this Agreement.

                  "Real Property" - the Owned Real Property and the Leased Real Property.

                  "Regulatory Authority" - any federal, state, county, local, foreign or other governmental, public or regulatory agencies, authorities, courts, instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective subsidiaries.

                  "Release" - any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, dumping or disposing into the environment of Hazardous Substances.

                  "Representative" - with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants and financial advisors.

                  "Retained Employees" - all employees of the Company immediately prior to the Closing Date.

                  "Selected Employees" - those employees identified on Schedule 1.1(d).

                  "Stay Bonus Agreements" - those certain agreements between the Company or one of the Sellers and each of John Gregg, Marvin Davis, Charles Goodman, Connor Gray, Les Romelfanger and Ancel Hamilton relating to the payment of bonuses upon certain types of transactions involving the Company.

                  "Tax" or "Taxes" - any federal, state, county, local, or foreign tax, fee, levy, imposts, duty or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax governmental fee of any kind whatsoever that is imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof (including any fees imposed or collected under a FILOT Program by a Regulatory Authority), including any interest, penalties, and additions imposed thereon or with respect thereto.

                  "Tax Return" - any return, report, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Regulatory Authority in connection with the determination, assessment, collection, or payment of any Tax.

                  "Third Party" - any Person that is not a Party to, and not an Affiliate of a Party to, this Agreement.

                  "Third Party Claim" - any claim, suit or proceeding (including, without limitation, a binding arbitration or an audit by a Taxing authority) that is instituted against an Indemnitee by a Third Party that, if prosecuted successfully, would result in a Loss for which the Indemnitee is entitled to indemnification hereunder.

                  "Transaction Documents" - collectively, all agreements, documents, certificates and instruments to be delivered pursuant to or in connection with this Agreement or the transactions contemplated by this Agreement other than the Financing Agreements (as defined in Section 4.5 below) and the other documents related thereto.

                  "Working Capital" - Current Assets less Current Liabilities determined as of a certain date.

                  "Working Capital Target" - Three Million Six Hundred Thirty Seven Thousand Dollars $3,637,000.

2. PURCHASE AND SALE; CLOSING.
   ---------------------------

         2.1 Purchase and Sale. On the terms and conditions set forth in this Agreement, at the Closing (a) Purchaser will purchase and accept from SCT Financial, and SCT Financial will sell, assign, transfer, and deliver to Purchaser, all of the Shares free and clear of all Liens, and (b) Purchaser will purchase and accept from the SCT Sellers, and the SCT Sellers will sell, assign, transfer and deliver to Purchaser, the Purchased Assets. The "Purchased Assets" shall consist of the following:

                  (i) the furniture, fixtures, equipment, machinery, vehicles, and other tangible personal property owned by the SCT Sellers and used exclusively in the Business, as set forth on Schedule 2.1(b)(i) (the "Purchased Personal Property");

                  (ii) the leases and subleases of furniture, fixtures, equipment, machinery, vehicles, and other tangible personal property leased or subleased by the SCT Sellers and used exclusively in the Business, as set forth on Schedule 2.1(b)(ii) (the "Purchased Personal Property Leases");

                  (iii) the leases and subleases of real property leased or subleased by the SCT Sellers and used exclusively in the Business, as set forth on Schedule 2.1(b)(iii) (the "Purchased Real Property Leases");

                  (iv) the Contracts that are exclusively used in the Business, as set forth on Schedule 2.1(b)(iv) (the "Purchased Contracts");

                  (v) all Company Intellectual Property and other intangible personal property owned or leased by the SCT Sellers and used exclusively in the Business, as set forth on Schedule 2.1(b)(v) (the "Purchased Intangible Property");

                  (vi) all Permits held by the SCT Sellers to the extent applicable to and used exclusively in the Business and to the extent the same are transferable, as set forth on Schedule 2.1(b)(vi) (the "Purchased Permits");

                  (vii) all Accounts Receivable of the SCT Sellers set forth on the Closing Balance Sheet or arising exclusively out of the conduct of the Business, in each case as of the Closing Date, as set forth on
         Schedule 2.1(b)(vii) (the "Purchased Accounts Receivable");

                  (viii) all prepaid expenses reflected on the Closing Balance Sheet, and as they exclusively relate to the Business, the following: all choses in action, causes of action, claims, and demands of the SCT Sellers to the extent that Purchaser has assumed the related Contract(s) and Liabilities with respect thereto pursuant to Section 2.2, including rights to returned or repossessed goods and rights as an unpaid vendor; rights of recovery, rights of warranty and indemnity, rights of set-off and rights of recoupment to the extent that Purchaser has assumed the related Contract(s) and Liabilities with respect thereto pursuant to Section 2.2; all security deposits, utility deposits and other deposits reflected on the Closing Balance Sheet to the extent that Purchaser has assumed the related Contract(s) and Liabilities with respect thereto pursuant to Section 2.2; all marketing and advertising materials that do not use the words "SCT" or "Systems & Computer Technology" or any portion or derivation thereof; and all telephone numbers (the "Purchased Rights");

                  (ix) all existing data, databases, books, records, correspondence, business plans and projections, records of sales, customer and vendor lists, files, papers, and all manuals and printed instructions of the SCT Sellers that relate exclusively to the Business (the "Purchased Books and Records"); and

                  (x) all other Assets identified on Schedule 2.1(b)(x).

         (c) Notwithstanding anything in this Agreement to the contrary, all Assets of the SCT Sellers not constituting Purchased Assets, including those Assets listed on Schedule 2.1(c) hereto (the "Excluded Assets"), shall be excluded from, and shall not constitute, Assets sold pursuant to this Agreement. As such, the SCT Sellers shall not sell or transfer, and Purchaser shall not purchase or acquire, any Assets of the SCT Sellers or rights thereto not constituting Purchased Assets, except for the transfer of rights relating to the Excluded Assets as provided for in the License Agreement (as defined in Section
6.17 hereof).

         2.2      Assumption of Liabilities.

         (a) At the Closing, Purchaser shall assume and shall become responsible for the payment, performance and satisfaction of all of the following Liabilities of the SCT Sellers: (i) the Liabilities with respect to any Purchased Asset; and (ii) the Liabilities reflected on the Balance Sheet, to the extent not satisfied prior to Closing, and any Liabilities occurring in the ordinary course of the Business from and after the date of the Balance Sheet as reflected on the Closing Balance Sheet (collectively, the "Assumed Liabilities"). Notwithstanding the assumption of the Assumed Liabilities by Purchaser, the Sellers agree that they are responsible to indemnify Purchaser for its Losses pursuant to the terms of Section 10 hereof for breaches of representations and warranties relating to the Purchased Assets and Assumed Liabilities.

         (b) All Liabilities of the Sellers not specifically assumed by Purchaser pursuant to Section 2.2(a) shall be referred to herein as "Excluded Liabilities," which shall include (i) except as otherwise provided in Section 5.13(e) with respect to accrued vacation pay, all Liabilities of any Employee Benefit Plan heretofore sponsored or maintained by the Company, any Seller or any ERISA Affiliate for the Hired Employees (and any amount attributable to any such Employee Benefit Plan); and (ii) any claim by a Hired Employee or an eligible dependent under such Employee Benefit Plan for insurance, reimbursement or other benefits payable by reason of any charges incurred prior to the Closing Date.

         (c) Purchaser shall not assume or become liable for any Liability of any SCT Seller that is not an Assumed Liability, whether or not related to the Purchased Assets.

         2.3      Purchase Price; Adjustment and Payment; Calculation.
                  ---------------------------------------------------

         (a) Purchase Price. Subject to the adjustments set forth in this
Section 2.3, the consideration to be paid by Purchaser to the Sellers for the Shares and the Purchased Assets is Thirty Nine Million Dollars ($39,000,000) ($29,000,000 of which is payable in cash by wire transfer of immediately available funds and $10,000,000 of which is payable pursuant to the SCT Note) (collectively, the "Purchase Price").

         (b) Adjustment to and Payment of the Purchase Price. SCT will cause to be prepared and delivered to Purchaser a balance sheet for the Business, as of the Closing Date (the "Estimated Balance Sheet") and a certificate based on such Estimated Balance Sheet setting forth its estimate of Working Capital, Current Assets and Current Liabilities as of such date (the "Estimated Working Capital Certificate"). The Estimated Working Capital Certificate shall state that it has been prepared in accordance with this Section 2.3(b). The Estimated Balance Sheet shall (i) include only the Assets, Liabilities and stockholders' equity of the Business to be acquired and assumed by the Purchaser hereunder (including pursuant to the acquisition of the Shares), (ii) include no long-term indebtedness or other long-term Liabilities and include line items substantially consistent with those on the Balance Sheet, (iii) fairly present the estimated financial position of the Business as at the close of business as of the Closing Date in accordance with GAAP applied on a consistent basis with the Financial Statements, (iv) include a reserve with respect to Accounts Receivable and Purchased Accounts Receivable of $1.223 million, (v) not include an accrual for vacation pay, and (vi) be prepared in good faith and in accordance with accounting policies and practices consistent with those used in the preparation of the Financial Statements. SCT shall deliver the Estimated Balance Sheet and the Estimated Working Capital Certificate to Purchaser at least five (5)

Business Days prior to the Closing Date. Purchaser may review such statement and certificate and make comments thereon; however, the Estimated Balance Sheet and the Estimated Working Capital Certificate as prepared by SCT shall be final and binding upon the Parties for the purpose of determining the Purchase Price to be paid on the Closing Date. If the Working Capital as shown on the Estimated Working Capital Certificate is less than the Working Capital Target, the cash portion of the Purchase Price paid by Purchaser to the Sellers on the Closing Date shall be reduced by the amount of the deficiency. If the Working Capital as shown on the Estimated Working Capital Certificate is greater than the Working Capital Target, the cash portion of the Purchase Price paid by Purchaser to the Sellers on the Closing Date shall be increased by the amount of the excess.

         (c) Reconciliation of Purchase Price. As promptly as practicable, but not later than thirty (30) days after the Closing Date, Purchaser will cause to be prepared and delivered to SCT a balance sheet for the Business as of the Closing Date (the "Closing Balance Sheet") and a certificate based on the Closing Balance Sheet setting forth Purchaser's calculation of Working Capital, Current Assets and Current Liabilities as of the Closing Date (the "Closing Working Capital Certificate"). The Closing Working Capital Certificate shall state that it has been prepared in accordance with this Section 2.3(c). The Closing Balance Sheet shall (i) include only the Assets, Liabilities and stockholders' equity of the Business acquired or assumed by Purchaser hereunder (including pursuant to the acquisition of the Shares), (ii) include no long-term indebtedness or other long-term Liabilities and include line items substantially consistent with those on the Balance Sheet, (iii) fairly present the financial position of the Business as at the close of business on the Closing Date in accordance with GAAP applied on a consistent basis with the Financial Statements
(iv) be prepared in accordance with accounting policies and practices consistent with those used in the preparation of the Financial Statements, (v) include a reserve with respect to Accounts Receivable and Purchased Accounts Receivable of $1.223 million, and (vi) not include an accrual for vacation pay. The Closing Balance Sheet and the calculation of Working Capital, Current Assets and Current Liabilities set forth in the Closing Working Capital Certificate delivered pursuant to this Section 2.3(c) shall be deemed final upon the earliest of (i) the date on which Purchaser and SCT agree that such documents are final, (ii) the 30th day after receipt of such documents pursuant to this Section 2.3(c) if SCT has not delivered a notice that expresses a disagreement with such calculations and setting forth its calculation of such amount(s), and (iii) the date on which all disputes relating to such statements and calculations between the Parties are resolved in accordance with Section 2.3(d). If SCT delivers a notice of disagreement pursuant to this Section 2.3(c), such notice shall specify those items or amounts as to which it disagrees, and SCT shall be deemed to have agreed with all other items and amounts contained in the Closing Balance Sheet and the calculation of Closing Working Capital delivered by Purchaser pursuant to this Section 2.3(c) (except to the extent resolution of the items or amounts to which it expresses disagreement requires conforming changes to other items and amounts contained in the Closing Balance Sheet or the calculation of Closing Working Capital).

         (d) Dispute Procedure. If SCT delivers a notice of disagreement pursuant to Section 2.3(c), SCT and Purchaser shall, during the thirty (30) days following such delivery, use their reasonable efforts to reach agreement on the disputed items or amounts (the "Disputed Amounts"). If, during such period, SCT and Purchaser are unable to reach such agreement, they shall promptly thereafter cause PricewaterhouseCoopers LLP (or if said firm shall be unwilling to act thereunder or shall be engaged to perform any material services to the Purchaser or the Sellers or their Affiliates, such other independent public accountants of nationally recognized standing reasonably satisfactory to SCT and Purchaser) (the "Accounting Arbitrator"), promptly to review this Agreement, the documents delivered pursuant to Section 2.3(c) and any other documents necessary to calculate the Disputed Amounts (including all work papers of the Parties used in calculating the Disputed Amounts). In making such calculation, the Accounting Arbitrator shall act as arbitrator. The Accounting Arbitrator shall deliver to SCT and Purchaser, as promptly as practicable and in any event no later than 90 days after their engagement, a report setting forth such calculation. Such report shall be final and binding upon SCT and Purchaser. The cost of the review of the Accounting Arbitrator and report shall be borne equally by SCT and Purchaser.

         The Accounting Arbitrator shall have jurisdiction to decide any and all issues presented to it that arise out of or relate to this Agreement or the transactions contemplated hereby, including the issue of whether or not the Accounting Arbitrator has jurisdiction to decide any particular dispute, controversy or claim. The arbitration shall be held in Washington, D.C. The governing Law shall be as set forth in Section 11.12 of this Agreement, and the Parties' consent to the jurisdiction of the courts identified in Section 11.3 of this Agreement for all purposes in connection with the arbitration, including
(i) enforcement of the arbitration award and (ii) issuance of provisional remedies to protect rights, interests, Assets or property, including, but not limited to, temporary or preliminary injunctive relief, to ensure ultimate satisfaction of the arbitration award. The Parties agree that the award made by the Accounting Arbitrator shall be final and binding on the Parties and that they waive any right to appeal the arbitral award, to the extent an appeal may be lawfully waived.

         The Sellers and Purchaser agree that they will, and will cause their respective independent accountants and the Company to, cooperate and assist in the preparation of the Closing Balance Sheet and the Closing Working Capital Certificate and in the conduct of the reviews referred to in Sections 2.3(c) and 2.3(d), including, without limitation, making available, to the extent necessary, relevant books, records, working papers, analyses and schedules, and permitting representatives of the Parties to consult with the respective Representatives of the Company and the Sellers.

         (e) Final Payment. If the Closing Working Capital as determined in accordance with this Section 2.3 is greater than the Estimated Working Capital, Purchaser shall pay to the Sellers an amount equal to the excess by wire transfer of immediately available funds. If the Closing Working Capital as determined in accordance with this Section 2.3 is less than the Estimated Working Capital, SCT shall pay to Purchaser an amount equal to the deficiency by wire transfer of immediately available funds. Any payment pursuant to this

Section 2.3(e) shall be made within ten (10) days after the Closing Working Capital has been determined in accordance with Sections 2.3(c) or 2.3(d).

         (f) Allocation of Consideration. The Parties intend that the acquisition of the Shares and the Purchased Assets be treated as a taxable transaction for Tax purposes. Within ninety (90) days after the Closing Working Capital has been determined in accordance with Section 2.3(c) or (d), Purchaser shall deliver to SCT a schedule containing a preliminary allocation (the "Preliminary Allocation Schedule") of the consideration paid for the Shares and the Purchased Assets, together with the Assumed Liabilities (the "Allocable Consideration"). Within thirty (30) days after receipt of the Preliminary Allocation Schedule, SCT shall notify Purchaser of any objections that SCT may have, which notification shall include any proposed modifications. Failure to so notify Purchaser of any objection shall constitute SCT's acceptance of the Preliminary Allocation Schedule, which shall thereupon become final and binding on the Parties. If SCT notifies Purchaser of any objections, and SCT and Purchaser are able to resolve their differences within fifteen (15) days after Purchaser's receipt of SCT's notification, then such resolution shall become final and binding on the Parties. If SCT and Purchaser are unable to resolve their differences within such period, the matter shall be referred for arbitration to the Accounting Arbitrator, the fees and expenses of which shall be borne equally by SCT and Purchaser. The Accounting Arbitrator's determination of a final allocation shall be final and binding on the Parties. A Preliminary Allocation Schedule that becomes final and binding on the Parties shall be referred to as the "Allocation Schedule." The allocation set forth in the Allocation Schedule shall comply with the rules of Section 1060 of the Code and the Treasury regulations promulgated thereunder. Purchaser and the Sellers agree to be bound by the allocation set forth in the Allocation Schedule for all purposes of Tax reporting, including the filing of applicable forms of the Internal Revenue Service ("IRS Forms"). The Parties agree that the Allocation Schedule shall include an allocation by state where necessary to calculate applicable state sales or transfer taxes applicable to the transactions contemplated hereby, if any.

         2.4 Closing. The Closing will take place at the offices of Alston & Bird LLP in Atlanta, Georgia at 10:00 a.m., on February 28, 2003, or at such other time and place as the Parties may mutually agree. At the Closing, each of the following shall be delivered: (a) the Sellers shall deliver to Purchaser the items set forth in Section 6; and (b) Purchaser shall deliver to the Sellers (i) by wire transfer of immediately available funds to an account or accounts designated by SCT and by delivery of the SCT Note, an amount equal to the Purchase Price, as adjusted pursuant to Section 2.3(b) and (ii) the other items set forth in Section 7.

         2.5 Transfer Taxes and Recording Fees. All sales, use, transfer and all other non-income Taxes, including any Taxes imposed by virtue of the change in ownership of the Company or the acquisition by Purchaser of any of the Purchased Assets from the SCT Sellers (collectively, the "Transfer Taxes") shall be borne one half jointly and severally by the Sellers and one half by the Purchaser. Purchaser, the Company and the Sellers shall file all necessary Tax returns and other documents required to be filed with respect to all such Transfer Taxes. The Parties will cooperate to the extent reasonably necessary to prepare such filings or returns as may be required.

3.       REPRESENTATIONS AND WARRANTIES OF THE SELLERS.
         ----------------------------------------------

         The Sellers, jointly and severally, hereby represent and warrant to Purchaser as follows:

         3.1      Organization and Good Standing.
                  -------------------------------

         (a) The Company is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. The Company is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed. The minute book and other organizational documents for the Company have been made available to Purchaser for its review and the contents thereof are true and correct in all material respects as of the date of this Agreement.

         (b) Each of the Sellers is a corporation duly organized, validly existing and in good standing (as applicable) under the Laws of the state or country of its formation. Each of the Sellers has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Each of the Sellers is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed.

         3.2      Authority; No Breach By Agreement.
                  ----------------------------------

         (a) Each of the Company and the Sellers has the corporate power and authority necessary to execute, deliver and perform this Agreement and the Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated herein and therein have been duly and validly authorized by all necessary corporate action on the part of each of the Company and the Sellers. This Agreement and each of the Transaction Documents represents legal, valid, and binding obligations of each of the Company and the Sellers, enforceable against each in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

         (b) Neither the execution and delivery of this Agreement or the Transaction Documents by each of the Company and the Sellers, nor the consummation by each of the Company and the Sellers of the transactions contemplated hereby or thereby, nor compliance by the Company or the Sellers with any of the provisions hereof or thereof, will (i) conflict with or result in a breach of any provision of such entity's articles or certificate of incorporation, or bylaws, or similar governing documents, (ii) except as disclosed in Schedule 3.2(b), constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of the Company or any Purchased Asset under any Contract or Permit of the Company or any Purchased Contract or Purchased Permit, (iii) subject to receipt of the requisite Consents referred to in Sections 3.11(b) and 3.20, constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to the Company or the Sellers or any of the Purchased Assets, or (iv) result in the acceleration of the maturity of any payment date of any of the Liabilities of the Company or the Assumed Liabilities, or increase or adversely affect the obligations of the Company under any of the Liabilities of the Company or of the Sellers under any of the Assumed Liabilities.

(c) Other than as set forth on Schedule 3.2(c), no notice to, filing with, or Consent of, any Regulatory Authority or any Third Party is necessary for the consummation by each of the Company and the Sellers of the transactions contemplated by this Agreement and the other Transaction Documents.

         3.3      Capital Stock; Subsidiaries.
                  ----------------------------

         (a) The authorized capital stock of the Company consists of 1,000 shares of common stock, all of which are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of capital stock of the Company are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of capital stock of the Company has been issued in violation of any preemptive rights of the current or past stockholders of the Company or others. SCT Financial owns all right, title and interest (legal and beneficial) in and to all of the issued and outstanding shares of the Company's capital stock free and clear of all Liens. Except as specifically contemplated by this Agreement, no Person has any Contract, any right or privilege (whether pre-emptive or contractual) capable of becoming a Contract or equity right for the purchase, subscription or issuance of any securities of the Company.

         (b) The Company does not own capital stock of any corporation or any ownership or other investment interest, either of record, beneficially or equitably, in any association, partnership, joint venture or other legal entity.

         3.4 Financial Statements. The Financial Statements were prepared in accordance with GAAP (as GAAP applies to the continuing operation of a business division) applied on a consistent basis in accordance with the Company's and the Sellers' past practices throughout the periods involved (except as may be indicated in the notes to such Financial Statements, if any), and fairly present in all material respects the financial position of the Business as at the respective dates and the results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that were not or are not expected to be material in amount or effect and except as set forth on Schedule
3.4. The Business has (i) no long-term indebtedness or other long-term Liabilities and (ii) no Liabilities that are not fully and adequately accrued or reserved against in the Balance Sheet in accordance with GAAP, other than Liabilities incurred in the ordinary course of business consistent with past business practice since the date of the Balance Sheet, none of which, either individually or in the aggregate, are material in amount.

         3.5 Absence of Undisclosed Liabilities. Neither the Company nor the Business has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor the Business has incurred or paid any Liability since September 30, 2002, except as set forth on Schedule 3.5 and except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and that are not material in amount or (ii) in connection with the transactions contemplated by this Agreement.

         3.6 Solvency. Each of the Sellers and the Company is able to pay its debts generally as they become due and is solvent and will not be rendered insolvent from and after the Closing Date as a result of the transactions contemplated hereby. Neither the Sellers nor the Company has, either voluntarily or involuntarily, (i) admitted in writing that it is or may become unable to pay its debts generally as they become due, (ii) filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of an insolvency act, (iii) made an assignment for the benefit of its creditors, (iv) consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, (v) had a petition in bankruptcy filed against it, (vi) been adjudged bankrupt or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any law or statute of the United States of America or any other jurisdiction, or (vii) incurred or reasonably should have believed it would incur, debts that are or will be beyond its ability to pay as such debts mature. The Sellers are not engaged nor currently contemplate being engaged in a business or transaction for which any property remaining with them upon the completion of the transactions contemplated by this Agreement would be insufficient to engage in such business or transaction or to pay their debts generally as they come due.

         3.7 Absence of Certain Changes. Since September 30, 2002, except as disclosed in Schedule 3.7, (i) there have been no events, changes, or occurrences that have had, or are reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, and (ii) neither the Company, nor the Sellers with respect to the Business, has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of the Company or the Sellers in this Agreement.

         3.8 Accounts Receivable. Except for any Accounts Receivable due from any of the Sellers or any Affiliate of the Sellers (all of which will be collected in full on or prior to the Closing Date) and except as set forth on
Schedule 3.8, the Accounts Receivable (i) have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice,
(ii) are not subject to valid defenses, set-offs or counterclaims, and (iii) are collectible within nine (9) months after the Closing Date at the full recorded amount thereof less, in the case of each of (i), (ii) and (iii), $1,223,000 (the recorded allowance for collection losses to be included on the Closing Balance Sheet). The allowance for collection losses on the Balance Sheet has been determined in accordance with GAAP consistent with past practices of the Business.

         3.9      Tax Matters.  Except as set forth on Schedule 3.9,

         (a) The Company has timely filed with the appropriate Taxing authorities all Tax Returns that it was required to file, and such Tax Returns are correct and complete in all material respects. All material Taxes of the Company (whether or not shown on any Tax Return) have been fully and timely paid. There are no Liens (except for Permitted Liens) for any Taxes on any of the Assets of any of the Company or the Sellers. No claim has ever been made by an authority in a jurisdiction where the Company does not file a Tax Return that it may be subject to Taxes by that jurisdiction.

         (b) The Company has not received any written notice of assessment or proposed assessment in connection with any Taxes, and there are no threatened or pending disputes, claims, audits or examinations regarding any Taxes of the Company. No officer or employee responsible for Tax matters of the Company expects any Regulatory Authority to assess any additional Taxes for any period for which Tax Returns have been filed. The Company has not waived any statute of limitations in respect of any Taxes or agreed to a Tax assessment or deficiency.

         (c) The Company has complied with all applicable Laws, rules and regulations relating to the withholding of Taxes and the payment thereof to appropriate authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign Law.

         (d) The Company is not a party to any Tax allocation or sharing agreement, and since April 1, 1991, the Company has not been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was SCT) and has no Tax Liability of any Person under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Law (other than the other members of the consolidated group of which SCT is parent), or as a transferee or successor, by Contract or otherwise.

         (e) The Company has not made any payments, is not obligated to make any payments, and is not a party to any Contract that could obligate it to make any payments that could be disallowed as a deduction under Section 280G or 162(m) of the Code. The Company has not, since April 1, 1991, been a United States real property holding corporation within the meaning of Section 897(c)(1)(A)(ii) of the Code. The Company has not been and will not be required to include any material adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions or events occurring prior to the Closing.

         (f) The Company has not been a party to a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the Closing Date, or (ii) in a distribution that is a part of the plan (or related transactions) in conjunction with the transactions contemplated by this Agreement.

         3.10     Personal Property.
                  ------------------

         (a) Schedule 3.10 contains a true and correct list and a description of all of the Purchased Personal Property and the tangible personal property (including vehicles, equipment and furniture and fixtures) owned by the Company and having a value individually in excess of $10,000. The Company, or the Sellers with respect to the Purchased Personal Property, has good and marketable title to all such personal property listed on Schedule 3.10, free and clear of all Liens except Permitted Liens.

         (b) Schedule 3.10 contains a true and correct list of each Purchased Personal Property Lease and each lease by the Company of any vehicle, equipment or furniture and fixtures which requires a monthly payment in excess of $1,000. Each of the leases described on Schedule 3.10 is in full force and effect, and there are no existing Defaults thereunder. No rights of the Company or Sellers under the leases described on Schedule 3.10 have been assigned or otherwise transferred as security for any obligation of the Company or the Sellers.

         3.11     Real Property.
                  --------------

         (a) Owned Real Property.

                  (i) Schedule 3.11(a) attached hereto contains an accurate and complete description of the Owned Real Property. There is no Proceeding pending or to the Company's and the Sellers' Knowledge, threatened against or relating to any of the Owned Real Property. Neither the Company nor the Sellers has any Knowledge of any pending or threatened application for changes in the zoning applicable to the Owned Real Property or any portion thereof. Neither the Company nor the Sellers have received any written notice of any violation or alleged violation of any building, health, fire, zoning, land use, environmental or other Law or Order covering or with respect to the Owned Real Property that remains uncured as of the date of this Agreement. There is no

         Proceeding pending, or to the Knowledge of the Company and the Sellers' threatened, concerning the location of the lines and corners of the Owned Real Property.

                  (ii) The Company has now, and will have at the Closing, good, insurable and marketable fee simple title to the Owned Real Property, free and clear of all Liens, other than the Permitted Liens, and none of the Owned Real Property is now, or will be at the Closing, subject to any prior conveyance or assignment to, or any superior possessory rights in, any Third Party other than the Permitted Liens.

                  (iii) There are no Liabilities or Contracts, including leases, service contracts, management agreements, or other agreements or instruments in force and effect between the Company and any other party with respect to the Owned Real Property, except as reflected in the Permitted Liens and, pertaining solely to the part of the Owned Real Property described on Schedule 3.11(a) as "Parcel A" and Parcel "B" (jointly, the "FILOT Parcels"), except as set forth in the Memorandum of Understanding dated as of February 2, 1999 between the Company and Richland County, South Carolina pertaining to the FILOT Program transaction concerning the FILOT Parcels (the "FILOT Program MOU"). No Person has any right, agreement, commitment, option, right of first refusal or any other agreement, whether oral or written, with respect to the purchase, assignment or transfer of all or any portion of the Owned Real Property.

                  (iv) The Owned Real Property constitutes a separately subdivided, legally distinct parcel of land.

                  (v) There is no pending or, to the Knowledge of the Company, threatened condemnation, expropriation, eminent domain or change in grade of public street or similar proceeding affecting all or any portion of the Owned Real Property.

                  (vi) There is no Default by the Company nor, to the Knowledge of the Company or the Sellers, any other party, under any recorded covenants, conditions, restrictions or easements, which affect the Owned Real Property.

                  (vii) There are no tenants of the Owned Real Property and no Person now has, or at the time of Closing will have, any possessory interest in the Owned Real Property, under a lease or otherwise except as may have been granted pursuant to the Permitted Liens. Except as may be the responsibility of a party other than the Company or the Sellers, there are no leasing commissions, tenant improvement allowances or rent concessions that will become due and owing or may be required to be credited under any of the Leases after the Closing.

                  (viii) The Company is not a "foreign person" as that term is defined in the Code.

                  (ix) There are no pending or, to the Knowledge of the Company or the Sellers, threatened Proceedings that could have the effect of impairing or restricting access between the Owned Real Property and the public roads adjacent thereto. Except for the items, if any, as are described within the Permitted Liens, to the Knowledge of the Company or the Sellers, there are no donations of monies or land or payments (other than general real estate taxes) for schools, parks, fire departments or any other public facilities or for any other reason which are or will be required to be made by an owner of the Owned Real Property, and there are no obligations burdening the Owned Real Property created by any so-called "recapture agreement" involving a refund for sewer or water extension or other improvement to any sewer or water systems, oversizing a utility or lighting or a like expense or charge for work or services done upon or relating to the Improvements which will bind the Purchaser or the Owned Real Property from and after the Closing.

                  (x) The Company and the Sellers have not employed and will not employ a real estate broker or agent in connection with the transactions contemplated hereby.

                  (xi) The Company has not contested or appealed the validity or amount of any Tax imposed on the Owned Real Property; provided, the Company is currently assessing the amount of Taxes (if any) payable by the Company or to be refunded to the Company under the FILOT Program MOU affecting the FILOT Parcels, which assessment when finally determined in accordance with the FILOT Program MOU and applicable Law, may result in either a Tax Claim and subsequent appeal by the Company or contest against the Company, or a Tax refund, as set forth in
         Section 5.11.

         (b) Schedule 3.11(b) attached hereto contains a true and correct list of each lease (and all oral or written amendments, modifications and supplements thereto) by the Company of any Leased Real Property and the Purchased Real Property Leases. Each of the leases listed on Schedule 3.11(b) attached hereto is in full force and effect and there is no existing Default by the Company or the Sellers or, to the Knowledge of the Company or the Sellers, any other party to such real property leases. Except for Permitted Liens, the interest of the Company and the applicable Seller in the real property leases is free and clear of any Liens or rights of any third parties. Except for the necessary landlord consents listed on Schedule 3.11(b) attached hereto, the consummation of the transactions provided for herein will not create or constitute a Default under any such lease or require the Consent of any other party to any such lease in order to avoid a Default. Neither the Company nor the applicable Seller has assigned or subleased any of the leases listed on Schedule 3.11(b), except as listed on Schedule 3.11(b). The Company has not entered into any oral or written subleases, licenses or other occupancy arrangements for space other than the leases listed on Schedule 3.11(b). All brokerage commissions payable under, related to, or as a result of the leases listed on Schedule 3.11(b) have been cashed out and paid or satisfied in full.

         (c) There is no Default by the Company or the Sellers nor, to the Knowledge of the Company or the Sellers, any other party thereto, under any covenants, conditions, restrictions or easements that may affect the Leased Real Property or any portion or portions thereof that are to be performed or complied with by the owner of the Leased Real Property.

         (d) Schedule 3.11(d) attached hereto contains a true and correct description of the lease (and all oral or written amendments, modifications and supplements thereto) (collectively, the "Canada Lease") by SCT Canada of the space which will be subleased pursuant to the Canada Sublease (as defined in Section 6.15 hereof). The Canada Lease is in full force and effect and there is no existing material Default by SCT Canada or, to the Knowledge of the Company or the Sellers, any other party to such Canada Lease. Except for Permitted Liens, the interest of SCT Canada in the Canada Lease is free and clear of any Liens or rights of any Third Parties. Except for the necessary landlord consent listed on Schedule 3.11(d) attached hereto, the consummation of the transactions provided for herein will not create or constitute a Default under the Canada Lease or require the Consent of any other party to any such lease in order to avoid a Default. SCT Canada has not previously assigned or subleased the Canada Lease, which assignment or sublease is in effect as of the date of this Agreement.

         3.12 Assets. The Company, and the Sellers with respect to the Purchased Assets, have good and valid title, free and clear of all Liens, to all of their respective Assets, except for defects of title which do not, individually or in the aggregate, interfere with the use, operation, enjoyment or marketability of such Assets. All tangible properties used in the Business are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with past practices. Except for the Excluded Assets and as set forth on Schedule 3.12, the Assets of the Business to be acquired pursuant to this Agreement include all Assets exclusively used in the Business as currently conducted. Schedule 3.12 lists all material Assets of the Business that are not part of the Purchased Assets that are currently shared or commonly used by, between or among any of the Sellers, the Company and any Affiliate thereof and are reasonably necessary to operate the Business as currently conducted. All Assets held under licenses, leases or subleases by the Company or, the Sellers with respect to the Purchased Assets, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

         3.13 Insurance. The Company, the Purchased Assets, the business operations of the Business and the employees of the Business are insured under adequate policies of insurance, which policies are of the type and in the amounts adequate for the Business and which policies include casualty coverage on a full replacement cost basis for the improvements and buildings located on the Owned Real Property. The Sellers plan to terminate the above referenced insurance policies upon the Closing with respect to the Company, the Purchased Assets, the business operations of the Business and the employees of the Business. Neither the Company nor any Seller has been refused any insurance with respect to the Company, the Business or the Purchased Assets by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past five (5) years. There are no outstanding requirements by any current insurer or underwriter with respect to the Owned Real Property that require changes with respect to the Owned Real Property, or require any repairs or other work to be done with respect to the Owned Real Property. All premiums payable under all such policies have been paid, and the Company and each Seller is otherwise in compliance with the terms and conditions of all such policies.

         3.14     Intellectual Property.

         (a) Schedule 3.14(a.1) contains a correct and complete list of all Company Intellectual Property for which each of the Company or the Sellers has a current application or registration. Schedule 3.14(a.2) contains a correct and complete list of all Non-Exclusive Intellectual Property. Except as set forth on
Schedule 3.14(a.3), the Company or the Sellers own or have a valid license or right to use, and upon consummation of the transactions contemplated by this Agreement the Company will own or have a valid license or right to use on the same terms and conditions as before the Closing, all of the Company Intellectual Property and, pursuant to the License Agreement, the Non-Exclusive Intellectual Property set forth on Schedules 5.17(b.1) and 5.17(b.2), free and clear of all Liens or claims of infringement or misappropriation. The Company Intellectual Property and Non-Exclusive Intellectual Property together constitutes all of the Intellectual Property used or contemplated for use in connection with the Business and in the performance of any Contract, proposal or letter of intent in connection with the Business.

         (b) Neither the Company nor the Business has violated, infringed or wrongfully used or disclosed, and is not violating, infringing upon or unlawfully or wrongfully using or disclosing, any Intellectual Property of a Third Party. None of the Company Intellectual Property has violated or infringed, and is not violating or infringing upon, any Intellectual Property of a Third Party. No Person has asserted to the Company or any Seller, in writing, a claim of such infringement, violation or unlawful or wrongful use. The Company and each Seller, as applicable, has taken commercially reasonable measures to enforce, maintain and protect the interests and rights to the Company Intellectual Property. Except as provided in the Contracts listed on Schedule 3.14(b), neither the Company nor any Seller is obligated to make or has incurred any Liabilities to make, any payments for royalties, fees or otherwise to any Person for the acquisition or license of any of the Company Intellectual Property from such Person. All trademarks, trade names, service marks, assumed names and copyrights and all registrations thereof included in or related to the Company Intellectual Property that are owned by the Company or any Seller are valid and subsisting. There are no patents included in the Company Intellectual Property or the Non-Exclusive Intellectual Property. Neither the Company nor any of the Sellers has any Knowledge of any infringement or misappropriation of any Company Intellectual Property.

         (c) All Company Intellectual Property owned by the Company or any Seller has been (i) developed by employees of the Company or the Sellers, (ii) developed by independent contractors, each of whom is or was a party to a Contract whose terms were substantially similar to and not less protective of the Company's rights than those provided in the form of Independent Contractor Agreement attached hereto as Schedule 3.14(c), (iii) was acquired from a Third Party pursuant to a Contract listed on Schedule 3.14(c) or (iv) was acquired from a Third Party pursuant to a merger, acquisition, consolidation or otherwise by operation of law where all rights of the Third Party in and to such Company Intellectual Property were transferred to the Company or the applicable Seller.

         (d) The Company or the Sellers are the sole owner of record for each application and registration listed on Schedule 3.14(a.1). Except as set forth in Schedule 3.14(d), there are no settlements, forbearances to sue, consents, judgments, or orders to which the Company or any Seller is a party or otherwise bound that (i) restrict the Company's or the Business' rights to use any Company Intellectual Property, or (ii) permit any Third Party to use any Company Intellectual Property other than under the terms of an existing Contract between the Company or any Seller and a Third Party identified on Schedule 3.14(b).

         (e) Except as disclosed on Schedule 3.14(e), every employee of the Company and the Sellers has signed a Contract which requires such employee to assign to the Company or the Seller any interest in such Company Intellectual Property created in that employee's employment to the Company or the Seller and to keep confidential any trade secrets, proprietary data, customer information, or other business information of the Company and the Business.

         (f) All proprietary computer software of the Business included in the Company Intellectual Property (the "Company Software") is identified on Schedule 3.14(f). Except as disclosed on Schedule 3.14(f), the Company is the sole owner of the Company Software, subject to no Liens or Third Party claim of rights. The Company Software performs in all material respects in accordance with its published documentation and specifications therefor, except in the case of software programming bugs consistent with industry standards that do not render the software program unusable for its intended purpose. The Company and the Sellers have delivered or made available to the Purchaser complete and correct copies of all existing user and technical documentation related to the Company Software.

         3.15     Environmental Matters.
                  ----------------------

         (a) Except as disclosed on Schedule 3.15(a), neither the Sellers nor the Company have ever used any of the Real Property and, to the Knowledge of the Sellers and the Company, the Real Property has not been used by any other party, to store, handle, treat, generate, or transport Hazardous Substances in violation of any applicable Environmental Law.

         (b) Except as disclosed on Schedule 3.15(b), neither the Sellers nor the Company have ever caused, and to the Knowledge of the Sellers and the Company, prior to the Company's or any of the Sellers' ownership or use of the Real Property, there has never been a Release of Hazardous Substances on, in, at, or from any of the Real Property in violation of any Environmental Laws or that would otherwise require notification or reporting to any Regulatory Authority or investigation, response, remediation or cleanup under any Environmental Laws.

         (c) Except as disclosed on Schedule 3.15(c), the Company and the Business have been and are in compliance with all applicable Environmental Laws and Occupational Safety and Health Laws in effect and requiring compliance as of or prior to the Closing Date. During the time the Company or any of the Sellers has owned or used the Real Property, including any period during which the Owned Real Property was subject to the FILOT program, and, to the Knowledge of the Company and the Sellers, prior to the Company's ownership or use thereof, the Real Property has been and is in compliance with all applicable Environmental Laws and Occupational Safety and Health Laws in effect and requiring compliance as of or prior to the Closing Date.

         (d) Except as disclosed on Schedule 3.15(d), no Proceeding arising under any Environmental Laws or Occupational Safety and Health Law, or relating to the condition of the Real Property is pending, or to the Knowledge of the Company or the Sellers, threatened, against the Company, the Business or the Real Property.

         (e) Except as disclosed on Schedule 3.15(e), neither the Company nor the Sellers has received any citation, complaint, notice of violation, Order or request for information or other correspondence or notification asserting liability or potential liability under any Environmental Law or Occupational Safety and Health Law from any Regulatory Authority relating to the Real Property, the Company or the Business including with respect to (i) the storing, handling, treating, disposing, generating, transporting or Release of any Hazardous Substances; (ii) request for information or other correspondence that it is or may be potentially responsible with respect to any investigation or cleanup concerning any site or facility under CERCLA or any similar state or local law; or (iii) notice that the past or present conditions of the Real Property, Assets of the Company or Purchased Assets violate any applicable Environmental Law or Occupational Safety and Health Laws.

         (f) Schedule 3.15(f) sets forth a complete and accurate list of all above ground or under ground storage tanks presently in use, or formerly used, by the Company or the Sellers or to their Knowledge for the storage of any Hazardous Substances on any of the Real Property.

         (g) Schedule 3.15(g) sets forth a complete and accurate list of, and the Company and the Sellers have delivered or caused to be delivered to Purchaser for its review, true and complete copies of any environmental site assessment reports (Phase I and II reports), compliance audit reports and other environmental reports and studies that it possesses pertaining to the Real Property or to any Hazardous Substances in, on, or under any of the Real

Property, or concerning compliance by the Company or the Business with any applicable Environmental Laws or Occupational Safety and Health Laws.

         (h) The Company, and the Sellers with respect to the Business, have obtained all Permits required or necessary as of the date hereof under Environmental Laws and Occupational Safety and Health Laws in connection with the Business or ownership, operation, use or lease of any of the assets of the Company or the Purchased Assets, and Schedule 3.15(h) contains a complete list and description of each such Permit.

         (i) To the Knowledge of the Company and the Sellers, no building or other improvement located on the Real Property contains any asbestos or asbestos-containing materials.

         3.16 Compliance with Laws. The Permits held by the Company and the Purchased Permits include all Permits necessary for the Company to own, lease, or operate its Assets and to carry on the Business as now conducted, and there is no Default under any such Permit. Except as set forth on Schedule 3.16:

         (a) Neither the Company nor any of the Sellers is in Default under any of the provisions of its Certificate of Incorporation or Bylaws (or other governing instruments).

         (b) Neither the Company nor any of the Sellers is in Default under any Laws, Orders, Permits of the Company or the Purchased Permits applicable to the Business or the employees of the Business.

         (c) Since January 1, 2000, neither the Company nor any of the Sellers has received any written notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that the Company, or any Seller with respect to the Business, is not in compliance with any of the Laws or Orders which such Regulatory Authority enforces, (ii) threatening to revoke any Permit of the Company or any Purchased Permit, or (iii) requiring the Company, or the Sellers with respect to the Business, to enter into or Consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any board resolution or similar undertaking.

         (d) Neither the Company nor any of the Sellers is restricted by any Permit of the Company or the Purchased Permits from conducting the Business as currently being conducted.

Copies of all material reports, correspondence, written notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority relating to the Company and the Business or the Purchased Assets have been made available to Purchaser.

         3.17     Labor Relations.
                  ----------------

         (a) Neither the Company, nor the Sellers with respect to the Business, is the subject of any Litigation asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or other violation of state or federal labor Law or seeking to compel it to bargain with any labor organization or other employee representative as to wages or conditions of employment, nor is the Company, or the Sellers with respect to the Business, party to any collective bargaining agreement or subject to any bargaining order, injunction or other Order that regulates its current or future relationship or dealings with its employees, any labor organization or any other employee representative. There is no strike, slowdown, lockout or other job action or labor dispute involving the Company or the Business pending or, to the Knowledge of the Sellers or the Company, threatened, and there has been no such actions or disputes in the past five years. To the Knowledge of the Company and the Sellers, in the past three (3) years, there has not been any attempt by any employees of the Business or any labor organization or other employee representative to organize or certify a collective bargaining unit or to engage in any other union organization activity with respect to the workforce of the Company or the Sellers with respect to the Business. The employment of each employee and the engagement of each independent contractor involved in the Business is terminable at will and neither the Company nor the Sellers have agreed to pay severance to any employee of the Business who may be terminated except as set forth on Schedule 3.17.

         (b) Except as set forth on Schedule 3.17, the Company, and each Seller with respect to the Business, is in material compliance with and has not violated the terms and provisions of the Immigration Laws. With respect to each employee (as defined in Section 274a.1(f) of Title 8, Internal Revenue Code of Federal Regulations) of the Company and the Sellers with respect to the Business for whom compliance with the Immigration Laws by an employer (as defined in Section 274a.1(g) of Title 8, Internal Revenue Code of Federal Regulations) is required, the Sellers have made available to Purchaser copies of such employee's Form I-9 (Employment Eligibility Verification Form) and all other records, documents or other papers that are retained with the Form I-9 by the employer pursuant to the Immigration Laws. Neither the Company, nor any of the Sellers with respect to the Business, have been the subject of any inspection or investigation relating to its compliance with or violation of the Immigration Laws, nor have they been warned, fined or otherwise penalized by reason of any failure to comply with the Immigration Laws, nor is any such proceeding pending or, to the Knowledge of the Company or the Sellers, threatened.

         (c) Within the past three (3) years, the Company, and the Sellers with respect to the Business, have not effectuated (i) a "plant closing" (as defined in the Worker Adjustment and Retraining Notification (WARN) Act Pub. L. 100-379, 102 stat. 890 (1988) (the "WARN Act")) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any Seller; or (ii) a "mass layoff" (as defined in the WARN
Act) affecting any site of employment or facility of the Company or any Seller; and neither the Company nor any Seller has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar foreign, state or local Law. Except as set forth on
Schedule 3.17, none of the Company's or the Sellers' employees who are employed in the Business has suffered an "employment loss" (as defined in the WARN Act) since six (6) months prior to the Closing Date.

         3.18 Employees. Schedule 3.18 contains a correct and complete list of all employees of the Company and the Business, the entity by which such employee is employed, and the remuneration they receive. To the actual knowledge of Richard Blumenthal, Michael Chamberlain and Eric Haskell, no senior executive officer or other key member of executive management of the Company intends to terminate his or her employment with the Company as a result of the transactions contemplated by this Agreement or otherwise. The Company will not owe any amounts to any of its employees solely as a result of the consummation of the transactions contemplated by this Agreement.

         3.19     Employee Benefit Plans.

         (a) Schedule 3.19 contains a true and complete list of all Employee Benefit Plans that are presently in effect or that have previously been in effect, that cover employees of the Company or employees of the Sellers engaged in the Business ("Employees").

         (b) Neither the Company, any Seller nor any ERISA Affiliate has at any time sponsored, contributed to or been obligated to contribute to a "multiemployer pension plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)) or to a "defined benefit plan" (as defined in ERISA Section 3(35)).

         (c) All Employee Benefit Plans are in compliance in all material respects with the applicable terms of ERISA, the Code, and any other applicable Laws. Each Employee Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service covering all tax law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 or has applied to the Internal Revenue Service for such a favorable determination letter within the applicable remedial amendment period under Section 401(b) of the Code, and none of the Sellers is aware of any circumstances likely to result in the loss of the qualification of such Employee Benefit Plan under Section 401(a) of the Code.

         (d) With respect to each Employee Benefit Plan and except as would not have a Company Material Adverse Effect, within the prior two calendar years (i) there have been no "prohibited transactions" as defined in Section 406 of ERISA or Section 4975 of the Code; (ii) no fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such plans; and (iii) no actions, suits or claims with respect to such plans

(other than routine claims for benefits) are pending or threatened. No Employee Benefit Plan is under audit or investigation by the Internal Revenue Service, the Department of Labor, or the Pension Benefit Guaranty Corporation and, to the Knowledge of the Company or the Sellers, no such audit or investigation is threatened. No tax under Section 4980B or 5000 of the Code has been incurred with respect to any Employee Benefit Plan and no circumstances exist that could give rise to such taxes for which the Company, any Seller or any ERISA Affiliate would have any liability in an amount that would be material.

         (e) Neither the Company, any Seller nor any ERISA Affiliate has any Controlled Group Liability. For this purposes, "Controlled Group Liability" shall mean any liability (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Section 412 or 4971 of the Code, or (iv) as a result of failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code.

         3.20 Material Contracts. (a) Schedule 3.20(a) contains a true and correct list, and (if oral) summary description, of all Company Contracts (as defined below). Except as contemplated hereunder or disclosed in Schedule 3.10, 3.11, 3.14, 3.20, 3.22 or 3.23, neither the Company, nor the Sellers with respect to the Business, nor any of the Purchased Assets, the Business, or the related operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract, (ii) any Contract relating to the borrowing of money by the Company, or the Sellers with respect to the Business, or the guarantee by the Company, of any such obligation (other than Contracts evidencing trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract that prohibits or restricts the Company, or the Sellers with respect to the Business, from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any software license, the payment terms of which permit license fees in excess of $100,000 to be paid after the date of this Agreement,
(v) any agreement to provide software services such as systems implementation, modification, training and systems integration that, by its terms and assuming the Company's or the Business' performance thereof, provides for revenues to the Business in excess of $200,000 from and after the date of this Agreement, (vi) any agreement to provide maintenance and enhancements, such as telephone support, regulatory updates and financial and technical enhancements, that by its terms and assuming the Company's or the Business' performance thereof, provides for forecasted revenues to the Business in excess of $100,000 for the twelve calendar month period immediately following the Closing Date, (vii) any Contract relating to the purchase by the Company of any goods or services, involving payments by the Company under any individual Contract in excess of $50,000 in any twelve month period ending after the Closing Date, (viii) all Purchased Contracts, and (ix) all Contracts referred to in Sections 3.11, 3.14, 3.20, 3.22 and 3.23 (together referred to as the "Company Contracts").

         (b) Except as set forth on Schedule 3.20(b): (i) each Company Contract is in full force and effect; (ii) neither the Company nor any of the Sellers is in Default under any Company Contract; (iii) neither the Company nor any of the

Sellers has repudiated or waived any material provision of any Company Contract;
(iv) no other party to any Company Contract is, to the Knowledge of the Company and the Sellers, in Default in any material respect or has repudiated or waived any material provision thereunder; (v) there exists no actual, or to the Knowledge of the Company or the Sellers, threatened, cancellation, termination, or material limitation of, or any material amendment, modification, or change to any Company Contract; (vi) neither the Company nor any of the Sellers has received formal notice that any party to a Company Contract will not renew such Company Contract at the end of its existing term; and (vii) no Company Contract requires Consent for assignment in connection with the transactions contemplated by this Agreement.

         3.21 Legal Proceedings. Except as set forth on Schedule 3.21, there is no Litigation instituted or pending, or, to the Knowledge of the Company or the Sellers, threatened against the Company or the Business, or against any director, officer or employee of the Company or the Business in their capacities as such or against any of the Purchased Assets. There are no Orders outstanding against the Company, the Business or the Purchased Assets.

         3.22 Transactions with Affiliates. Except as set forth on Schedule 3.22, the Company is not a party to any Contract with any of the Sellers or any of their respective Affiliates, including Contracts under which it: (a) leases any Real Property or personal property (either to or from such Person); (b) licenses or purchases of technology of Intellectual Property (either to or from such Person); (c) is obligated to purchase any tangible or intangible Asset from or sell such Asset to such Person; (d) purchases products or services from such Person; or (e) has any Liability as a guarantor or debtor or otherwise.

         3.23 Customers. Schedule 3.23 sets forth a complete and correct list of the thirty (30) largest customers of the Business as measured by the consolidated revenues of the Business during the fiscal year ended September 30, 2002 and from such date to the date hereof (the "Significant Customers"), and the aggregate revenues generated from each such Significant Customer for each such period. As of the date of this Agreement, except as set forth on Schedule 3.23, (a) solely with respect to the Business, neither the Company nor any Seller or their respective Affiliates is engaged in a material dispute with any Significant Customer, (b) solely with respect to the Business, to the Knowledge of the Company or the Sellers, no Significant Customer has proposed any adverse modification or change in any Contract with the Company or the Sellers, and (c) no Significant Customer has given the Company or any Seller written notice that it is subject to any bankruptcy, insolvency or similar proceeding, and no such proceeding is pending or, to the Knowledge of the Company and the Sellers, threatened. Except as set forth on Schedule 3.23, since September 30, 2002, the Company, the Sellers and their respective Affiliates have not at any time delivered to, or received from, any Significant Customer any formal notice or written allegation of a Default with respect to any Contract, and none of such Significant Customers has terminated or failed to exercise any option to renew any Contract with respect to the Business.

         3.24 Statements True and Correct. No statement of the Company or the Sellers to Purchaser in this Agreement or any Transaction Document contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.25 Brokers or Finders. The Company and the Sellers have incurred no obligation or Liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments for which Purchaser or the Company will, directly or indirectly, have any Liability.

4. REPRESENTATIONS AND WARRANTIES OF PURCHASER.
   --------------------------------------------

         Purchaser represents and warrants to the Sellers as follows:

         4.1      Organization and Qualification.
                  -------------------------------

         Purchaser is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Purchaser is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

         4.2      Authority; No Breach By Agreement.
                  ----------------------------------

         (a) Purchaser has the corporate power and authority necessary to execute, deliver and perform this Agreement and the Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated herein and therein have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement and each of the Transaction Documents represents legal, valid, and binding obligations of Purchaser, enforceable against it in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

         (b) Neither the execution and delivery of this Agreement or the Transaction Documents by Purchaser, nor the consummation by Purchaser of the transactions contemplated hereby or thereby, nor compliance by Purchaser with any of the provisions hereof or thereof, will (i) conflict with or result in a breach of any provision of its certificate of incorporation or bylaws, (ii) except as disclosed in Schedule 4.2(b), constitute or result in a Default under, or require any Consent pursuant to, any Contract or Permit of Purchaser; (iii) constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to Purchaser; or (iv) result in the acceleration of the maturity of any payment date of any of the Liabilities of Purchaser.

         (c) Other than as set forth on Schedule 4.2(c), no notice to, filing with, or Consent of, any Regulatory Authority or any Third Party is necessary for the consummation by Purchaser of the transactions contemplated by this Agreement and the other Transaction Documents.

         4.3 Brokers and Finders. Purchaser has incurred no obligation or Liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with this Agreement or the transactions contemplated herein for which the Sellers will, directly or indirectly, have any Liability.

         4.4      Investment Representations.
                  ---------------------------

         (a) Purchaser understands that SCT Financial proposes to deliver the Shares to Purchaser without compliance with the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), that for such purpose SCT Financial will rely upon the representations, warranties, covenants and agreements contained herein, and that such non-compliance with registration is not permissible unless such representations and warranties are correct and such covenants and agreements performed. Purchaser is an "accredited investor" as such term is defined in Rule 501 under the Securities Act.

         (b) Purchaser is a sophisticated investor familiar with the type of risks inherent in the acquisition of restricted securities such as the Shares, and Purchaser's financial position is such that it can afford to retain the Shares for an indefinite period of time without realizing any direct or indirect cash return on its investment.

         (c) Purchaser is acquiring the Shares for its own account and not with a view to, or for sale in connection with, the distribution thereof within the meaning of the Securities Act.

         4.5 Purchaser Financing. Purchaser has entered into agreements (the "Financing Agreements") with Persons to provide financing through the sale of capital stock and indebtedness of Purchaser in sufficient amounts (assuming the consummation of the transactions contemplated by the Financing Agreements on the terms and conditions thereof) to consummate the transactions contemplated hereby. Purchaser has provided correct copies of the Financing Agreements to the Sellers.

         4.6 Hart-Scott-Rodino Act. In accordance with 16 C.F.R. ss.801.1(c)(3), the Purchaser has made a determination in good faith that the fair market value of the (a) Shares, (b) Purchased Assets and (c) Assumed Liabilities do not exceed $50,000,000.

5.       COVENANTS.
         ----------

         5.1 Affirmative Covenants. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with
Section 9.1, unless the prior written consent of Purchaser shall have been obtained, and except as otherwise expressly contemplated herein, Sellers shall, and shall cause the Company to, (a) operate the Business only in the usual, regular, and ordinary course, (b) preserve intact the Company's business organization and Assets and the Purchased Assets and maintain the Company's rights and franchises, and (c) take no action that would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby, or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement. Purchaser shall take no action that would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby, or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

         5.2 Negative Covenants. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with
Section 9.1, unless the prior written consent of Purchaser shall have been obtained, and except as otherwise expressly contemplated in this Agreement, the Sellers and the Company covenant and agree that they will not do or agree or commit to do any of the following:

         (a) Amend the Certificate of Incorporation, Bylaws or other governing instruments of the Company;

         (b) Solely with respect to the Company, incur any debt obligation or other obligation for borrowed money, or impose, or suffer the imposition, on any Asset of the Business, including the Purchased Assets, of any Lien or permit any such Lien to exist, other than Permitted Liens;

         (c) Except for this Agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of capital stock of the Company, or any stock appreciation rights, or any option, warrant, or other equity right;

         (d) Repurchase, redeem, or otherwise acquire or exchange, directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of the Company, or declare or pay any dividend or make any other distribution in respect of the Company's capital stock; provided, however, that periodic and customary sweeps or other distributions of the cash of the Company from any account(s) of the Company to a central or other account of the Company or SCT shall not be considered a violation or in contravention of this Section 5.2.

         (e) Adjust, split, combine or reclassify any capital stock of the Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of capital stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber (i) any shares of capital stock of the Company or (ii) any Asset of the Business, including the Purchased Assets other than in the ordinary course of the Business, consistent with past practice or with respect to obsolete assets;

         (f) Solely with respect to the Company, purchase any securities or make any investment, either by purchase of stock of securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person or otherwise acquire direct or indirect control over any Person;

         (g) Grant any increase in compensation or benefits to the employees of the Company or the Business except in the ordinary course of business consistent with past practice; grant any increase in compensation or benefits to the employees of the Company or the Business with the title of Vice-President or above; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement; and enter into or amend any severance agreements with employees of the Company;

         (h) Enter into or amend any employment Contract between the Company and any Person (unless such amendment is required by Law) that the Company does not have the unconditional right to terminate without nominal Liability or no Liability (other than Liability for services already rendered), at any time on or after the Closing;

         (i) Adopt any employee benefit plan of the Company or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans applicable to employees of the Business, other than any such change that is required by Law or that, in the opinion of counsel to the Sellers, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice;

         (j) Make any significant change in any Tax or accounting methods or systems of internal accounting controls of the Company or the Business, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP;

         (k) Commence any Litigation with respect to the Business other than in accordance with past practice or settle any Litigation other than any matter relating to the claim brought by KPMG Consulting, Inc. against the Company in the circuit court of the eleventh judicial circuit, case number 02-14170 CA10;

         (l) Cease the use of, or abandon any registration or application for registration of, any Company Intellectual Property; or

         (m) Except in the ordinary course of the Business, enter into, modify, amend or terminate any Company Contract or waive, release, compromise or assign any material rights or claims of the Business.

         5.3 Adverse Changes in Condition. The Company and the Sellers agree to give Purchaser written notice promptly upon becoming aware of the occurrence of any event or circumstance relating to it that is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect or that would cause or constitute a material breach of any of the Sellers' representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

         5.4      Other Offers.
                  ------------

         (a) Each of the Company and the Sellers agree that they shall not, and shall cause each of their respective subsidiaries, Affiliates and Representatives not to, directly or indirectly, encourage, solicit, initiate or engage in discussions or negotiations with, or provide any non-public information to, any person other than Purchaser and its representatives concerning any merger, sale of substantial Assets, sale of shares of capital stock or similar transactions involving the Company (an "Acquisition Proposal") or enter into any agreement with respect thereto. If, notwithstanding the foregoing, the Company or the Sellers shall receive any Acquisition Proposal or any inquiry regarding such a proposal from a Third Party, the Company or the Sellers will promptly communicate to Purchaser the existence and terms of any such proposal or inquiry.

         (b) The Company and the Sellers shall immediately cease any and all existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal and will use their respective commercially reasonable efforts to enforce any confidentiality or similar agreement with such Persons. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 5.4, by any Affiliate or Representative of any Seller shall be deemed to be a breach of this Section 5.4 by the Sellers.

         5.5 Press Releases. Prior to the Closing, Purchaser and the Sellers shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 5.5 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

         5.6 Access. During the period commencing on the date of this Agreement and continuing through the Closing Date, the Company and the Sellers will cause the Company and the Business to permit Purchaser and its Representatives, upon reasonable advance notice, to have access to the Company's and the Business' properties, Contracts, books and records, and other documents and data.

Purchaser and its Representatives shall also have the right and privilege to enter upon the Owned Real Property prior to the Closing Date to inspect the Owned Real Property and to conduct surveys and/or other non-invasive physical inspections, including a Phase I Environmental Site Assessment at the facilities referenced as Seven and Nine Science Court, Columbia, S.C., all at Purchaser's sole cost and expense, provided such inspections do not unreasonably interfere with the ordinary conduct of business at that location.

         5.7 Obligations of the Sellers Regarding Stay Bonus Payments. The Sellers shall pay all amounts owing to employees of the Company and the Business under the Stay Bonus Agreements, and the Company and Purchaser shall have no Liability with respect thereto.

         5.8 Agreement as to Efforts to Consummate Transaction. Subject to the terms and conditions of this Agreement, each Party agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Sections 6 and 7; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement.

         5.9 Third Party Consents. (a) The Sellers shall use their commercially reasonable efforts to obtain, at their sole cost and expense, prior to the Closing all Consents and estoppels which, in the reasonable judgment of Purchaser, are necessary or appropriate for the transfer or assignment of each of the Purchased Assets and the Business to Purchaser and the consummation of the transactions contemplated hereby as listed on Schedule 6.3. All such Consents and estoppels shall be in writing and in form and substance reasonably satisfactory to Purchaser, and executed counterparts thereof will be delivered to Purchaser promptly after receipt thereof but in no event later than the Closing. In any case where a necessary Consent or estoppel has not been obtained at or prior to the Closing, the Sellers shall assist Purchaser after Closing, at Purchaser's request and at the sole expense of the Sellers, using all commercially reasonable efforts to obtain such Consent or estoppel. If any such Consent shall not be obtained using commercially reasonable efforts or if any attempted assignment would be ineffective or would impair Purchaser's rights under the Purchased Asset in question so that Purchaser would not in effect acquire the benefit of all such rights (and any related Liabilities), the Sellers, to the maximum extent permitted by the specific Purchased Asset to the extent commercially reasonable, shall enter into a sublicense, sublease, subcontract or similar arrangement with Purchaser, solely to the extent reasonably practicable with respect to such Purchased Assets (and any related Liabilities). In any case where the Sellers are unable or it is not commercially reasonable to enter into such sublicense, sublease, subcontract or similar arrangement, the Sellers shall assist Purchaser after the Closing, at Purchaser's request and at the sole expense of the Sellers, using all commercially reasonable efforts, to obtain from the Third Party such agreement or Contract, such Third Party's cooperation to enter into an arrangement whereby the benefits and related Liabilities of any Purchased Assets would be obtained by Purchaser. The obligation of the Sellers hereunder shall not be in limitation of Purchaser's right to terminate this Agreement in accordance with the terms hereof, at or prior to the Closing Date.

         (b) The Sellers shall use their commercially reasonable efforts to obtain, at their sole cost and expense, prior to the Closing a written agreement with ACS Government Systems, Inc. ("ACS"), documenting the relationship between ACS and the Company in respect of those Contracts listed on Schedule 5.9(b) hereto. The Contracts listed on Schedule 5.9(b) constitute all of the Contracts of the Company under which the Company provides services, licenses its products or has any Liability or receives any benefit to which ACS is a party. Such written agreement shall be in writing and in form and substance reasonably satisfactory to Purchaser, and executed counterparts thereof will be delivered to Purchaser promptly after receipt thereof. Purchaser acknowledges that ACS is likely to require, as a condition to entering into such written agreement, that the Company enter into a written agreement documenting the relationship between ACS and the Company with respect to any contracts that involve ACS software or services as to which the Company (and not ACS) is the contracting party with the customer. Furthermore, Purchaser agrees that it will be responsible for any costs and expenses incurred by Purchaser in connection with the actions contemplated by this Section 5.9(b). If the agreement discussed above has not been obtained from ACS at or prior to the Closing, the Sellers shall assist Purchaser after Closing, at Purchaser's request and at the sole expense of the Sellers, using all commercially reasonable efforts to obtain such written agreement.

         5.10 Regulatory Consents. The Parties hereto shall cooperate with each other and use their reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings and to obtain as promptly as practicable all Consents of all Regulatory Authorities which are necessary or advisable to consummate the transactions contemplated hereby. The Parties agree that they will consult with each other with respect to the obtaining of all such Consents and each Party will keep the other apprised of the status of such matters. Each Party also shall promptly advise the other upon receiving any communication from any Regulatory Authority whose Consent is required for consummation of the transactions contemplated hereby which causes such Party to believe that there is a reasonable likelihood that any requisite Consent will not be obtained or that the receipt of any such Consent will be materially delayed. The Purchaser and the Sellers shall jointly split the cost of obtaining any such Consents.

         5.11     Certain Tax Matters.
                  --------------------

         (a) Election Under Section 338(h)(10) of the Internal Revenue Code.

                  (i) SCT shall file a consolidated federal income tax return that includes the Company for the taxable year immediately preceding the current taxable year.

                  (ii) Purchaser and SCT and their Affiliates shall (A) take, and cooperate with each other to take, all reasonable actions necessary and appropriate (including, without limitation, the preparation, completion and timely joint filing by Purchaser and SCT of applicable IRS Forms, and the preparation, completion and timely filing of such other forms, returns, elections, schedules and other documents and instruments) to effect, perfect and preserve a timely election in accordance with Section 338(h)(10) of the Code and all comparable elections permitted under applicable state, local or foreign law (collectively, the "Section 338(h)(10) Elections") with respect to the Company; (B) report the purchase and sale of the Company consistent with the foregoing Section 338(h)(10) Elections; and (C) take no position contrary thereto or inconsistent therewith in any Tax Return, or in any discussion with or any proceeding before any Taxing authority or other governmental body or otherwise.

                  (iii) The portion of the Allocable Consideration that comprises the consideration paid with respect to the Shares, together with liabilities of the Company within the meaning of Treas. Reg.
         Section 1.338-5(b)(iii) (the "aggregated grossed-up basis") (as defined, and required to be allocated pursuant to Section 338(h)(10) of the Code) ("Company Allocable Consideration") shall be determined in accordance with the Allocation Schedule and the proper allocation of the Company Allocable Consideration among the Assets of the Company shall be in accordance with a "Preliminary Company Allocation Schedule" to be prepared by Purchaser and delivered to SCT, together with the Preliminary Allocation Schedule. Finalization of the Preliminary Allocation Schedule shall be in accordance with the principles and procedures set forth in Section 2.3(f), the result of which shall be referred to as the "Company Allocation Schedule." The allocation set forth in such Company Allocation Schedule shall comply with the rules of Section 338 of the Code. Purchaser, SCT and their Affiliates agree to be bound by the allocation set forth in the Company Allocation Schedule for all purposes of Tax reporting.

         (b) SCT or the Company shall prepare and file (or cause to be prepared and filed) in a timely manner all Tax Returns of the Company (i) that are due on or before the Closing Date, taking into account extensions of time to file granted, or (ii) that are related to any taxable period ending on or before the Closing Date ("Pre-Closing Tax Period") and which have not been filed on or before the Closing Date. Purchaser and the Company shall do the same for the Tax Returns of the Company after the Closing Date with respect to any taxable period beginning before the Closing Date and ending after the Closing Date. The foregoing Tax Returns to be prepared and filed by each of Purchaser, SCT and the Company shall be prepared in accordance with applicable Tax laws and consistent with past practices. With respect to any Tax Return of the Company filed by SCT or the Company with respect to a Pre-Closing Tax Period pursuant to this Section 5.11(b), SCT shall provide Purchaser with a copy of such completed Tax Return (or, if such Tax Return is a consolidated, combined or similar Tax Return, the portion of such Tax Return that relates to the Company) on or prior to the due date of such Tax Return. With respect to any Tax Return required to be filed by

Purchaser with respect to the Company pursuant to this Section 5.11(b), Purchaser shall provide SCT with a copy of such completed Tax Return (or, if such Tax Return is a consolidated, combined or similar Tax Return, the portion of such Tax Return that relates to the Company) and a statement certifying the amount of Tax shown on such Tax Return that is allocable to SCT pursuant to
Section 10.1(b), together with appropriate supporting information and schedules at least 45 days prior to the due date (including extensions) for the filing of such Tax Return, and SCT shall have the right to review and comment on such Tax Return and statement prior to the filing of such Tax Return. At least ten (10) days prior to the due date of a Tax Return to be filed by Purchaser pursuant to this Section 5.11(b), SCT shall make prompt payment to Purchaser (or to the applicable Taxing authority, if appropriate, and promptly furnish proof of such payment to Purchaser) of the amount shown as allocable to SCT on a Tax Return and accompanying certifying statement provided to SCT by the Purchaser pursuant to this Section 5.11(b). Purchaser and the Sellers agree to consult and resolve in good faith any issue arising out of the review of any such Tax Return to be filed by Purchaser pursuant to this Section 5.11(b).

         (c) All Tax sharing agreements and similar agreements (other than the provisions of this Agreement) that the Company is a party to shall be terminated with respect to the Company as of the Closing Date, and the Company shall not have any liability from and after the Closing Date under any such agreement.

         (d) Promptly after receipt by Purchaser (or one of its Affiliates) or any Seller (or one of its Affiliates) of written notice of the assertion or commencement of any material claim, audit, examination or other proposed change or adjustment by any Taxing Authority relating to the Company or any of the Purchased Assets from the SCT Sellers for any period beginning on or prior to the Closing Date (a "Tax Claim"), the recipient shall immediately notify the other Parties. Such notice shall contain factual information to the extent known) describing the asserted Tax Claim in reasonable detail and shall include copies of any notice or other document received from any Taxing authority in respect of any such asserted Tax Claim. From and after the Closing, SCT shall have the right to represent the Company's interests in any Tax audit or administrative or court proceeding relating to any Tax Claim, and to employ counsel of SCT's choice at its expense; provided, however, that Purchaser and its Representatives shall be permitted, at their expense, to participate in any such audit or proceeding. Notwithstanding the foregoing, from and after the Closing, neither SCT nor any Affiliate of SCT shall be entitled to settle, either administratively or after the commencement of Litigation, any Tax Claim which could reasonably be expected to affect the Company or Purchaser or its Affiliates with respect to any taxable period ending after the Closing Date without the prior written consent of Purchaser, such consent not to be unreasonably withheld or delayed. Neither Purchaser nor any of its Affiliates shall be entitled to settle, either administratively or after the commencement of Litigation, any claim for Taxes of the Company for which SCT reasonably could be expected to be liable in whole or in part under Section 10.1(b) without the prior written consent of SCT, such consent not to be unreasonably withheld or delayed.

         (e) After the Closing Date, each of the Sellers and Purchaser shall (and cause their respective Affiliates to): (i) assist the other party in preparing any Tax Return or any amended Tax Return (provided, however, that Purchaser shall not file, or cause or permit to be filed, any amended Tax Return of the Company or in relation to the Purchased Assets or the Business, to the extent such amended Tax Return is reasonably likely to affect the Tax liability of the Company or any SCT Seller for any periods ending on or prior to the Closing Date, without the prior written consent of SCT, which consent shall not be unreasonably withheld or delayed) or in obtaining any refund of Taxes or other Tax benefit, including any payment or other benefit under the FILOT Program; (ii) cooperate fully in preparing for any audits of, or disputes with Taxing authorities; (iii) make available to the other party and any Taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Company; and (iv) furnish the other party with copies of all correspondence received from any Taxing authority in connection with any Tax Claim. Further, if Purchaser or the Company shall receive any refund or other payment or benefit with respect to the FILOT Program, to the extent the amount of any such refund or other payment or benefit relates to a taxable period ending on or prior to the Closing Date or to the portion of a Straddle Period ending on and including the Closing Date, Purchaser shall pay such amount to SCT within thirty (30) days following the receipt thereof, and if SCT or any SCT Seller shall receive any refund or other payment or benefit with respect to the FILOT Program, to the extent the amount of any such refund or other payment or benefit relates to a taxable period beginning after the Closing Date or to the portion of a Straddle Period beginning the day after the Closing Date, SCT or such SCT Seller shall pay such amount to Purchaser within thirty (30) days following the receipt thereof (it being understood, in either case, that any such refund or other payment or benefit relating to a Straddle Period shall be apportioned between the Parties on a per diem basis). Notwithstanding any other provision hereof, no Party shall be required unreasonably to obtain any document or provide any information not then in its possession to comply with this
Section 5.11(e).

         5.12 Employees. (a) Immediately prior to the Closing Date, the Sellers shall terminate the employment of, or cause the termination of employment of, each Selected Employee. Purchaser shall offer employment to each Selected Employee to become an employee of the Company or a subsidiary of Purchaser effective as of the Closing Date. With respect to the Selected Employees, the Sellers shall use their reasonable efforts to assist Purchaser in hiring such Selected Employees and shall use their reasonable efforts to make such Selected Employees available to Purchaser. Those Selected Employees who accept Purchaser's offers of employment and do not rescind their acceptance prior to the Closing Date shall become employees of the Company or a subsidiary of Purchaser on the Closing Date. Each Retained Employee shall remain an employee of the Company on the Closing Date, and each Accepting Employee shall become an employee of the Company or a subsidiary of Purchaser on the Closing Date.

         (b) Purchaser agrees that during the period commencing on the Closing Date and ending on the first anniversary thereof, the Hired Employees will receive base salaries that will be not be less than the base salaries they received immediately prior to the Closing Date. The provisions of this Section

5.12(b) do not apply to any bonuses accrued or received by the Hired Employees prior to the Closing Date.

         (c) Notwithstanding any other provision of this Agreement, the Purchaser will be permitted in its sole discretion to terminate any Hired Employees for any reason.

         5.13     Employee Benefit Plans.
                  -----------------------

         (a) Purchaser agrees that during the period commencing on the Closing Date and ending on the first anniversary thereof, the Hired Employees will be provided with benefits under the Purchaser's Employee Benefit Plans that, in the aggregate, are no less favorable than those currently provided by Purchaser to similarly situated employees of Purchaser.

         (b) Purchaser will cause each of its Employee Benefit Plans in which Hired Employees are eligible to participate to take into account for purposes of eligibility, vesting and for purposes of severance, vacation and sick leave benefit accrual thereunder, the length of service of such employees with the Company or the applicable Seller (as the case may be) as if such service were service with Purchaser, to the same extent that such service was credited under a comparable plan of the Company or the applicable Sellers (as the case may be); provided, however, that such credit shall not result in a duplication of benefits for the same period of service.

         (c) Purchaser shall take all such actions as are necessary or appropriate to ensure that each Hired Employee, each Hired Employee's spouse and each Hired Employee's dependent children covered under a group health plan of the Company or a Seller (as the case may be) immediately prior to the Closing Date shall be eligible to enroll for coverage effective as of the Closing Date under a group health plan maintained by the Company or Purchaser. Purchaser also shall take all such reasonable actions as are necessary or appropriate to cause each group health plan maintained by the Company or Purchaser in which a Hired Employee, a Hired Employee's spouse or a Hired Employee's dependent children will participate on and after the Closing Date to waive any waiting period, evidence of insurability requirement or pre-existing condition limitation that did not also apply under the applicable group health plan of the Company or a Seller (as the case may be).

         (d) To the extent that a Hired Employee has satisfied in whole or in part any annual deductible or paid any out-of-pocket or co-payment expenses (as evidenced by reasonable documentation to be provided to Purchaser) under a group health plan of the Company or a Seller (as the case may be) for the 2003 plan year, such Hired Employee shall be credited therefor under the corresponding provisions of the corresponding group health plan of the Company, a subsidiary of the Company or Purchaser in which such individual participates on and after the Closing Date.

         (e) The Sellers agree and acknowledge that, except with respect to accrued vacation of the Hired Employees as of the Closing Date, for which Purchaser shall be responsible, all the Liabilities under the Employee Benefit

Plans set forth on Schedule 3.19 as of the Closing Date for the Hired Employees shall remain the Liabilities of the Sellers and/or the Employee Benefit Plans identified on Schedule 3.19 on and after the Closing Date, and that neither the Company nor Purchaser shall be responsible for such Liabilities. Prior to the Closing, SCT Financial shall cause the Company to adopt resolutions and take all other actions necessary or appropriate to ensure that the Company shall discontinue its status as a participating employer in the Employee Benefit Plans set forth on Schedule 3.19 as of the Closing Date. Neither Purchaser nor the Company shall be required to sponsor, maintain or contribute to any such Employee Benefit Plan on or after the Closing Date.

         (f) Purchaser agrees to accept direct rollovers to the Indus International, Inc. 401(k) Retirement Plan of participant loan balances in the SCT 401(k) Savings Plan of the Hired Employees in connection with final distributions to those Hired Employees from the SCT 401(k) Savings Plan.

         (g) Nothing contained in this Agreement shall create any third party beneficiary rights in any Hired Employee, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to the benefits that may be provided to the Hired Employees by the Company or Purchaser or under any Employee Benefit Plan.

         5.14 Atlanta Lease. Pursuant to the Transition Services Agreement, the Sellers agree to continue to make available to the Company employees their office space as such space exists as of the date hereof, including furnishings, utilities, telephone service and other amenities, in Atlanta, Georgia for a period of thirty (30) days after Closing without charge to the Company or Purchaser.

         5.15 Further Assurances. The Sellers from time to time after the Closing Date, at Purchaser's request, will execute, acknowledge, and deliver to Purchaser such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications, and further assurances as Purchaser may reasonably require in order to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, the Shares or any of the Purchased Assets, or to better enable Purchaser to pay, perform or satisfy any of the Assumed Liabilities. In addition, the Sellers will make available to Purchaser, without cost to Purchaser or the Company, those employees of the Sellers and financial or other information reasonably requested by Purchaser to assist Purchaser in preparing financial statements for the Business in connection with Purchaser's obligations under the securities laws. Each of the Parties hereto will cooperate with the other as may be reasonably requested from time to time to resolve any disputes with a customer of the Business, including the pending litigation involving KPMG Consulting, Inc. (provided that the requesting Party agrees to reimburse the actual out of pocket expenses of the other Party), and execute and deliver to the other Parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other Party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement. Except as expressly provided in this Section 5.15, each Party shall bear its own costs and expenses in compliance with this Section 5.15.

         5.16 Purchaser Financing. Purchaser shall use its commercially reasonable efforts to obtain and consummate the financing contemplated by the Financing Agreements in order to complete the transactions contemplated by this Agreement.

         5.17 Use of Names. (a) Immediately prior to the Closing, SCT shall cause the Company to file appropriate amendments to its Certificate of Incorporation so as to change the Company's name to a name designated by the Purchaser in writing to SCT at least three days prior to Closing, which designated name will not include the words or phrases "SCT" or "Systems & Computer Technology Corporation" or any derivation or portion thereof. From and after the Closing, the Company and Purchaser shall not use the words or phrases "SCT" or "SCT Utility Systems" or "Systems & Computer Technology Corporation" in its materials, presentations, advertisements or any other written or other communication for purposes of operating the Business or any portion or segment thereof. Notwithstanding the foregoing, for a period of no longer than sixty
(60) days after the Closing Date, Company may retain use of the name "SCT" and any derivations thereof on signage, solely in connection with the Company's operation of the Business after the Closing. During such sixty (60) day period, the Company shall (and the Purchaser shall cause the Company to) pursue with commercially reasonable diligence the cessation of such use at the earliest practicable time, but in no event beyond such sixty (60) day period. Notwithstanding the foregoing, the Company shall not be required to remove the name "SCT" to the extent that such names are imbedded in any software programs licensed or sublicensed by the Company on or before the Closing Date or within such sixty (60) day period.

         (b) In addition, the appropriate Seller(s) hereby agrees to grant Purchaser on the Closing Date, (i) for a period of five (5) years commencing on the Closing Date, a fully paid, royalty-free and non-exclusive license to use the trademarks listed on Schedule 5.17(b.1) or any derivation or portion thereof ("Licensed Trademarks") and (ii) for a period and on terms to be mutually agreed upon, the other Intellectual Property listed on Schedule 5.17(b.2) ("Licensed Intellectual Property"), in each case on or in connection with the marketing, distribution and licensing of the Company Software, and otherwise in connection with the operation of the Business, all in the manner consistent with Company's use of the Licensed Trademarks and Licensed Intellectual Property prior to the Closing Date. Sellers agree that it will not grant any Third Party the right to use any of the Licensed Trademarks or the Licensed Intellectual Property in any manner to a Person that is engaged or, to the knowledge of the executive officers of SCT, intends to engage in a business that is the same or substantially similar to the Business during such five (5) year period.

         (c) Sellers hereby covenant and agree that they will not oppose, challenge or otherwise object to Purchaser's use of the unregistered trademarks and trade names listed on Schedule 2.1(b)(v) in connection with the Purchaser's operation of the Business or the sale of Business products and services after the Closing Date.

         (d) Sellers hereby covenant and agree that they will cause the express abandonment of U.S. trademark registration no. 2,255,641 (BANNER CUSTOMER TARGET +) and U.S. trademark application no. 76-354,151 (SCT SYNCHRO) within sixty (60) days following the Closing Date.

6.       CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE.
         -------------------------------------------------------

         The obligation of Purchaser to discharge and pay the Purchase Price and to take the other actions required to be taken by Purchaser at the Closing to consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Purchaser, in whole or in part):

         6.1 Accuracy of Representations. For purposes of this Section 6.1, the accuracy of the representations and warranties of the Sellers set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made on and as of the Closing Date (provided that representations and warranties which are made as of a specified date shall speak only as of such date). There shall not exist inaccuracies in the representations and warranties of the Sellers set forth in this Agreement such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Company Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Company Material Adverse Effect" shall be deemed not to include such qualifications.

         6.2 Sellers' Performance. All of the covenants and obligations that the Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects.

         6.3 Consents. The Sellers shall have delivered, at their sole expense, to Purchaser evidence satisfactory to Purchaser that all Consents and estoppels required to be obtained, and all filings required to be made, by the Sellers or the Company listed on Schedule 6.3 have been obtained and made.

         6.4 Resignations. The Sellers shall have delivered to Purchaser the resignations, effective as of the Closing Date, of all of the members of the Board of Directors of the Company.

         6.5 No Orders. No Order shall have been entered and be in effect by any Regulatory Authority, and no Law shall have been promulgated or enacted and be in effect, that prohibits, enjoins or invalidates the transactions contemplated by this Agreement.

         6.6 No Suits. No suit or other proceeding shall be pending or threatened by any Third Party before any Regulatory Authority seeking to restrain or prohibit or declare illegal, or seeking damages in connection with, the transactions contemplated by this Agreement.

         6.7 Material Adverse Effect. Between the date hereof and the Closing, there shall have not have occurred a Company Material Adverse Effect.

         6.8 Secretary's Certificates. Sellers shall have provided Purchaser executed Secretary's Certificates in the form of Exhibit A hereto for each Seller and in the form of Exhibit B for the Company.

         6.9 Indebtedness and Collection of Certain Receivables. On or prior to the Closing Date, the Sellers shall have caused the Company to (i) fully pay and satisfy all indebtedness of the Company (including accrued interest, letters of credit, amounts due to the Sellers or Affiliates and guarantees) owed to the Sellers or any Affiliate of the Company or the Sellers, and (ii) collect all receivables due the Company by the Sellers or any Affiliate of the Company or the Sellers, and the Sellers and the Company shall have terminated all of the Contracts set forth on Schedule 3.22 with no further Liability to any party thereto.

         6.10 Financing. Purchaser shall have consummated the transactions contemplated by the Financing Agreements on terms and conditions contained therein and received proceeds therefrom in an amount not less than $20 million.

         6.11 Instruments of Transfer. The form and substance of all certificates, assignments, orders and other documents and instruments hereunder shall be satisfactory in all reasonable respects to Purchaser and its counsel. The Sellers shall have delivered to Purchaser such stock certificates, stock powers, bills of sale, deeds, endorsements, assignment, licenses and other good and sufficient instruments of conveyance and transfer and any other instruments reasonably deemed appropriate by counsel to Purchaser, all in form and substance reasonably satisfactory to Purchaser and Purchaser's counsel to vest in Purchaser all of the Sellers' right, title and interest with respect to the Shares, free and clear of all Liens, and the Purchased Assets, free and clear of all Liens, except Permitted Liens.

         6.12     Real Property Deliverables.
                  ---------------------------

         (a) The Company shall have delivered a customary sellers' affidavit and gap indemnity in the form required by Chicago Title Insurance Company ("Chicago Title") in order to permit Chicago Title to issue to the Company, at Closing, an owner's policy of title insurance based on Chicago Title's ALTA Commitment No. 13704.4/12866.TBA with an effective date of January 30, 2003 pertaining to the Owned Real Property (the "Chicago Title Commitment") previously received by Purchaser and the Company, upon payment of the premium therefor and satisfaction of the requirements applicable to the Purchaser set forth in Schedule B-Section 1 to the Chicago Title Commitment, which policy is to be issued without exceptions as to matters arising in the "gap," mechanic's or materialman's liens, Third Parties in possession, rights or claims of real estate brokers and is to include the following endorsements thereto: separate tax parcel; access; comprehensive; contiguity (to the extent applicable); creditor's rights; survey and same-as survey (provided Purchaser has obtained a land title survey of the Owned Real Property certified to Purchaser, the Company and Chicago Title that satisfies the 1999 Minimum Detail Requirements for ALTA/ACSM Land Title Surveys, including optional items 1, 2, 3, 4, 6, 7(a), 8, 9, 10, 11, 13, 14, 15 & 16 of
Table A thereto (an "ALTA As-Built Survey") and delivered such ALTA As-Built Survey in accordance with and within the period of time required by Section 6.13(b) of this Agreement); non-imputation; zoning (with parking); and waiver of arbitration (the "Requested Endorsements"). Further, the Company shall have delivered all documents and information necessary to satisfy all requirements of Chicago Title Insurance Company listed on Schedule B-Section 1 to the Chicago Title Commitment except those which are applicable to the Purchaser, which shall be the Purchaser's responsibility to satisfy.

         (b) The Company shall have delivered to Purchaser an estoppel, signed by an authorized representative of any master association or review board having jurisdiction over the Owned Real Property addressed to Purchaser certifying that the Owned Real Property is in compliance therewith, that all assessments have been paid in full, the date through which such assessments have been paid, the amount and frequency of payment of such assessments and such other factual matters as may be reasonably requested by Purchaser.

         (c) The Company and the SCT Sellers shall deliver to Purchaser reasonable evidence that the Materialmen's Liens, if any and excluding inchoate landlord's liens, have been paid and discharged or, subject to Purchaser's reasonable approval, bonded over.

         (d) The Company and the SCT Sellers shall deliver to Purchaser reasonable evidence of the following:

                  (i) A document establishing the approval of the City Engineer permitting the sanitary sewer and electric lines serving the Owned Real Property to overlap with the sanitary sewer easement burdening the Owned Real Property as shown on the C.4.1. utility plan delivered by the Company to Purchaser prior to the date of this Agreement. If no such document exists, Purchaser will accept "no forced removal" coverage from Chicago Title in satisfaction of this subsection in form reasonably acceptable to Purchaser.

                  (ii) Documents (which may be the ALTA As-Built Survey) evidencing that the various easements listed in the Title Commitment are exclusive and that buildings, paving, pipe lines, other utilities or other improvements do not lie within their respective limits. If no such documents satisfy the foregoing, Purchaser will accept "no forced removal" coverage from Chicago Title in satisfaction of this subsection in form reasonably acceptable to Purchaser.

         6.13     Title to Owned Real Property.

         (a) The Company shall have delivered to Purchaser evidence satisfactory to Purchaser that good, insurable and marketable fee simple title to all Owned Real Property previously transferred under the FILOT Program has been transferred from the County of Richland, South Carolina to the Company prior to the Closing Date.

         (b) Prior to the Closing Date, Purchaser shall have examined the title and, at Purchaser's option, the survey to each parcel of Owned Real Property and notified SCT in writing in reasonable detail at least five (5) Business Days prior to the Closing Date (the "Title Objection Notice") of any reasonable objections to, defects in or encumbrances upon the Company's title to such Owned Real Property, other than Permitted Liens (collectively, the "Permitted Title Objections"). SCT shall satisfy those Permitted Title Objections set forth in the Title Objection Notice at or prior to the Closing Date. It shall be deemed reasonable for Purchaser to object to, and to require the removal of, the exceptions set forth as Items 1, 4 and 5 appearing under the heading "Exceptions" (as distinguished from the heading "Special Exceptions") on Schedule B-Section 2 to the Chicago Title Commitment. If Purchaser delivers the ALTA As-Built Survey of the Owned Real Property in accordance with and within the period of time required by the next subparagraph of this Section 6.13(b), it shall be deemed reasonable for Purchaser to object to, and to require the removal of, the exceptions set forth as Items 2, 3 and 6 appearing under the heading "Exceptions" (as distinguished from the heading "Special Exceptions") on Schedule B-Section 2 to the Chicago Title Commitment; however, the parties acknowledge (a) Chicago Title nonetheless may, after receipt and review of the ALTA As-Built Survey of the Owned Real Property, revise any or all of Items 3 through 19 shown as "Special Exceptions" on Schedule B-Section 2 to the Chicago Title Commitment to note (to the extent applicable) additional items disclosed by the ALTA As-Built Survey (the "Additional Items"); and (b) it shall be unreasonable for Purchaser to object to any Additional Items so long as such Additional Items do not violate the second succeeding sentence of this Section 6.13(b); but (c) Purchaser may object in writing to any such Additional Items if such Additional Items violate the second succeeding sentence of this Section 6.13(b) which notice shall be deemed to be part of the Title Objection Notice and which objections shall be deemed to be Permitted Title Objections if Pepper Hamilton LLP, real estate counsel for the Company, shall have received a copy of the revised Title Commitment including such Additional Items within two (2) Business Days after delivery of the same to Purchaser from its registered land surveyor and in no event less than two (2) Business Days prior to the Closing Date. It shall be deemed unreasonable for Purchaser to object to any Permitted Lien. It shall be deemed unreasonable for Purchaser to raise objections to title or survey matters, conditions, easements and reservations of rights, including easements and reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone line and other similar purposes, encroachments, covenants and restrictions, which singly or in the aggregate, do not materially diminish the fair market value of the Owned Real Property or the ability of the Company to continue to use the Owned Real Property and all improvements thereon and appurtenances related thereto for the use thereof established as of the date of this Agreement. It shall be deemed unreasonable for Purchaser to object to, or require removal of, Item 1 or 2 shown as "Special Exceptions" on Schedule B-Section 2 to the Chicago Title Commitment. Any title matter with respect to the Owned Real Estate to which Purchaser unreasonably objects, as set forth in the preceding three sentences of this Section 6.13(b), shall be deemed a Permitted Lien as if set forth in the definition of such term in Section 1.1 of this Agreement. Any Permitted Title Objection that is not set forth in the Title Objection Notice shall be deemed to be a Permitted Lien as if set forth in the definition of such term in Section 1.1 of this Agreement. If Closing occurs, Purchaser shall be deemed to have waived any Permitted Title Objections and any right to object to any title matters with respect to the Owned Real Property.

         As a condition precedent to the obligations of the Company as set forth in this Section 6.13(b), Pepper Hamilton LLP, real estate counsel for the Company, shall have received from Purchaser the ATLA As-Built Survey of the Owned Real Property within five (5) Business Days after delivery of the same to Purchaser from its registered land surveyor and in no event less than five (5) Business Days prior to the Closing Date.

         (c) Chicago Title Insurance Company shall be in a position to issue, on the Closing Date, upon the sole condition of the payment of an amount no greater than its regularly scheduled premium and regularly scheduled endorsement cost, its standard ALTA extended coverage form owner's policy of title insurance, insuring in the amount of the fair market value of the Owned Real Property that title to the Owned Real Property is vested of record in the Company on the Closing Date, subject only to the Permitted Liens (the "Purchaser's Title Policy"). The Purchaser's Title Policy shall include the Requested Endorsements

         6.14 Transition Services Agreement. SCT will have entered into a transition services agreement to provide certain services to the Company on terms mutually acceptable to the Parties (the "Transition Services Agreement").

         6.15 Sublease. SCT Canada and the Company, or a subsidiary of Purchaser, will have entered into a Sublease Agreement (the "Canada Sublease") on terms mutually acceptable to SCT Canada and Purchaser providing for the Company to sublease the Business' current location in Toronto, Ontario, Canada.

         6.16 Lender Consent and Release of Guarantee. SCT will have obtained any Consent required under that certain Credit Agreement dated as of June 20, 1994 from Mellon Bank, N.A. to the transactions contemplated herein, and shall have provided evidence of such Consent to Purchaser. In addition, SCT will have obtained the absolute and unconditional release of the Company under that certain Subsidiary Guaranty Agreement dated as of June 20, 1994 between the Company and Mellon Bank, N.A. in form and substance satisfactory to Purchaser and its counsel.

         6.17 License. The Sellers shall have entered into a license agreement pursuant to which the Sellers will license certain rights to the Company, including those rights set forth on Schedules 5.17(b.1) and 5.17(b.2), on the terms set forth in Section 5.17(b) and other terms mutually acceptable to the Parties (the "License Agreement").

         6.18 Officers' Certificate. Purchaser shall have received a certificate dated as of the Closing Date and signed by each of the Sellers to the effect that the conditions specified in this Section 6 have been fulfilled.

         7.       CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE.
                  -----------------------------------------------------

         The obligation of the Sellers to take the actions required to be taken by the Sellers at the Closing to consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Sellers, in whole or in part):

         7.1 Accuracy of Representations. For purposes of this Section 7.1, the accuracy of the representations and warranties of Purchaser set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made on and as of the Closing Date (provided that representations and warranties which are made as of a specified date shall speak only as of such date). There shall not exist inaccuracies in the representations and warranties of Purchaser set forth in this Agreement such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Purchaser Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Purchaser Material Adverse Effect" shall be deemed not to include such qualifications.

         7.2 Purchaser's Performance. All of the covenants and obligations that Purchaser is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects.

         7.3 No Orders. No Order shall have been entered and be in effect by any Regulatory Authority, and no Law shall have been promulgated or enacted and be in effect, that prohibits, enjoins or invalidates the transactions contemplated by this Agreement.

         7.4 No Suits. No suit or other proceeding shall be pending or threatened by any Third Party before any Regulatory Authority seeking to restrain or prohibit or declare illegal, or seeking damages in connection with, the transactions contemplated by this Agreement.

         7.5 SCT Note. Purchaser shall have executed a promissory note in favor of SCT Financial in the aggregate principal amount of $10,000,000 in the form of Exhibit C hereto (the "SCT Note"), the Company shall have executed a guaranty of the SCT Note in the form attached to Exhibit D (the "SCT Guaranty") hereto and a related First Mortgage, Security Agreement and Fixture Filing in the form of Exhibit E hereto (the "SCT Mortgage") and Seller shall be permitted to file at

Closing UCC Financing Statements in the real property records of Richland County, South Carolina and with the Delaware Secretary of State perfecting SCT Financial's security interest in the fixtures and personal property which are pledged pursuant to the SCT Mortgage. Further, Chicago Title Insurance Company, at no cost to the Sellers, shall be committed to issue to SCT Financial, upon recordation of the SCT Mortgage, an ALTA Form B mortgagee's title insurance policy naming SCT Financial as the insured, in an amount not less than $10,000,000 assuring SCT Financial, as lender, that it has a valid first and prior lien on (or security title to) the Owned Real Property subject only to such exceptions to and conditions of title as are contained in the Purchaser's Title Policy plus any standard or typical exceptions which must appear in a lender's form title policy that do not appear in an owner's form title policy and including the Requested Endorsements (to the extent available on a lender's title policy and to the extent there is no additional cost associated therewith, other than a minimal charge for simultaneous issue treatment).

         7.6 Secretary's Certificate. Purchaser shall have provided the Sellers an executed Secretary's Certificate in the form of Exhibit F hereto.

         7.7 Officers' Certificate. The Sellers shall have received a certificate dated as of the Closing Date and signed by Purchaser to the effect that the conditions specified in this Section 7 have been fulfilled.

         7.8 Lender Consent and Release of Guarantee. SCT shall have obtained any Consent required under that certain Credit Agreement dated as of June 20, 1994 from Mellon Bank, N.A. to the transactions contemplated herein, and shall have provided evidence of such Consent to Purchaser. SCT also shall have obtained the absolute and unconditional release of the Company under that certain Subsidiary Guaranty Agreement dated as of June 20, 1994 between the Company and Mellon Bank, N.A. in form and substance satisfactory to Purchaser and its counsel.

8.       ADDITIONAL POST-CLOSING COVENANTS.
         ----------------------------------

         8.1 Noncompetition and Nonsolicitation Covenants. Each of the Sellers agrees that neither it, nor any of its Affiliates, for a period of five (5) years commencing on the Closing Date, will, within the Territory, either directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, any business, whether in corporate, proprietorship or partnership form or otherwise where such business is engaged in a business that is the same or substantially similar to the Business. As used herein, the term "Territory" means all of the geographic areas where, at any time during the two (2) years immediately preceding the Closing Date, the Business was conducted.

         Each of the Sellers also agrees that neither it, nor any of its Affiliates, for a period of two (2) years commencing on the Closing Date, will, directly or indirectly, individually or in concert with any other person or business, whether in corporate, proprietorship or partnership form or otherwise recruit, induce or attempt to recruit or induce any Hired Employee or any employee of Purchaser (or any of its subsidiaries) to leave the employ of the Company or Purchaser (or any of its subsidiaries) or violate any agreement with the Company or Purchaser (or any of its subsidiaries). Purchaser hereby agrees and acknowledges that the following activities shall not constitute a violation of this Section 8.1: (a) a general solicitation of potential employees through, and hiring of Persons as a result of, the use of newspaper advertisements or other publicly available, general communications, (b) communication with, and recruitment and hiring of, Persons who were terminated by the Company, the Purchaser or an Affiliate thereof after the Closing Date, or (c) unsolicited communication with, recruitment of or the hiring of Persons who approach a Seller or an Affiliate thereof, without direct or indirect inducement by such Seller, prior to any communication by such Seller or any Affiliate with regard to employment.

         The Parties hereto specifically acknowledge and agree that the remedy at law for any breach of this covenant will be inadequate and that Purchaser, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage or posting a bond. The Parties further acknowledge and agree that (i) the foregoing covenants and agreements in this Section 8.1 are made and given in connection with the sale of all of SCT Financial's interest in the Company and the Sellers' interest in the Business; (ii) SCT Financial and the Sellers, through the Company, have transacted its Business in and throughout the Territory; and (iii) the remedy at law for any breach of the foregoing covenants will be inadequate. In the event that the provisions of this Section 8.1 should ever be deemed to exceed a limitation provided by applicable law, then the Parties agree that such provisions shall be reformed to set forth the maximum limitations permitted. The Parties further agree that, in the event Purchaser files a lawsuit to enforce its rights under the provisions of Section 8.1 hereof, the court or arbitrator shall award reasonable attorney's fees and costs to the prevailing party.

         8.2 Confidentiality. During the five (5) year period following the Closing Date, the Company and the Sellers, on the one hand, and Purchaser, on the other, shall, and shall cause its advisers and agents to, maintain the confidentiality of all non-public information furnished to it by the other concerning its and its Affiliates' businesses, operations and financial positions pursuant to the terms of the Non-Disclosure Agreement between SCT and the Purchaser dated December 11, 2002 and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Closing Date, each Party shall promptly return all documents and copies thereof, and all work papers containing confidential information received from the other. After consummation of the transactions contemplated by this Agreement, the Sellers will maintain the confidentiality of all non-public information about the Company except to the extent (i) such information is or becomes generally available to the public other than as a result of an unauthorized disclosure by Sellers, (ii) such information is independently developed by Sellers, or (iii) such disclosure is required by law, and in the case of subsection (iii), the Sellers shall give Purchaser prompt notice of such disclosure.

         8.3      Accounts Receivable Covenants.
                  ------------------------------

         (a) Notwithstanding the Sellers' indemnification obligations under
Section 10.1 of this Agreement with respect to breaches of the representation and warranties contained in Section 3.8, Purchaser hereby agrees to pay to SCT, within sixteen (16) months after the Closing Date, an amount equal to the excess, if any, of (i) $1,223,000 over (ii) the amount that the Purchaser, the Company and their Affiliates have not been able to collect, during the fifteen
(15) months after the Closing Date, with respect to the Accounts Receivable appearing on the Closing Balance Sheet; provided that in no event shall Purchaser be required to make a payment to SCT pursuant to this Section 8.3 in excess of $200,000.

         (b) To the extent the Sellers have paid Purchaser any amount as a result of their indemnification obligations under Section 10.1 with respect to breaches of the representation and warranties contained in Section 3.8 relating to the collection of Accounts Receivable, and Purchaser, the Company or their Affiliates subsequent to the receipt of such payment and prior to fifteen (15) months after the Closing Date, receive additional amounts from a customer in payment of Accounts Receivable appearing on the Closing Balance Sheet (such that Purchaser would not have been entitled to receive all or some portion of the indemnification payment from the Sellers relating to the failure to collect the Accounts Receivable had it, the Company or their Affiliates received the customer payment prior to 9 months after the Closing Date), then Purchaser will pay to SCT the relevant amount of the customer payment. Such payment shall be made with 30 days after the receipt of such customer payment by Purchaser, the Company or their Affiliates.

         (c) For a period of fifteen (15) months after the Closing Date, the Purchaser, the Company and their Affiliates shall (i) use their commercially reasonable efforts to collect the Accounts Receivable on the Closing Balance Sheet, and (ii) not write-off or compromise any, or any portion, of such Accounts Receivable except in accordance with past practices; provided that no such write-off or compromise shall be made in exchange for the receipt of additional business from the applicable customer.

9.       TERMINATION.
         ------------

         9.1 Termination Rights. This Agreement may be terminated at any time prior to the consummation of the Closing on the Closing Date:

         (a) upon the mutual written Consent of Purchaser and SCT, on behalf of the Sellers; or

         (b) By the Purchaser or SCT, on behalf of the Sellers, (provided that the terminating Party is not then in breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach would have, individually or in the aggregate, a Company Material Adverse Effect or a Purchaser Material Adverse Effect, as applicable; or

         (c) By the Purchaser or SCT, on behalf of the Sellers, (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

         (d) By the Purchaser or SCT, on behalf of the Sellers, in the event (a) any Consent of any Regulatory Authority required for consummation of the transactions contemplated hereby shall have been denied by final nonappealable action of such authority; or (b) any Order shall have been entered and be in effect by any Regulatory Authority, or any Law shall have been promulgated or enacted and be in effect, that prohibits, enjoins or invalidates the transactions contemplated hereby; or

         (e) By either Party in the event that the Closing shall not have been consummated by March 14, 2003, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 9.1(e).

         9.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 9.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 9.2, Section 8.2 and Section 11 shall survive any such termination and abandonment, (ii) a termination pursuant to Sections 9.1(b) and 9.1(c) shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination, and (iii) a termination pursuant to Section 9.1(e) shall not relieve either Party which is then in breach from Liability for such breach.

10.      INDEMNIFICATION.
         ----------------

         10.1 Obligation of Sellers to Indemnify. (a) Regardless of any investigation at any time made by or on behalf of Purchaser or of any knowledge or information that Purchaser may have and subject to the limitations set forth in this Section 10, Sellers, jointly and severally, agree to indemnify Purchaser and hold Purchaser harmless from and against all Losses asserted against, imposed upon or incurred by Purchaser or the Company resulting from, arising out of, or based upon any of the following:

                  (i) any breach of or inaccuracy in any representation or warranty of Sellers contained in this Agreement or any Transaction Document;

                  (ii) any breach of any covenant or agreement made or to be performed by Seller pursuant to this Agreement or any Transaction Document;

                  (iii) any matter relating to the claim brought by KPMG Consulting, Inc. against the Company in the circuit court of the eleventh judicial circuit, case number 02-14170 CA10, or the Contract underlying such claim as it relates to Miami-Dade County; and any matter relating to the claim brought by Allegheny County Sanitary Authority against Deloitte & Touche LLP and Deloitte Consulting LLC in the court of common pleas of Allegheny county, Pennsylvania, case number 00-8729 (the "ALCOSAN Complaint") or any claim against the Company arising from the facts and circumstances asserted in the ALCOSAN Complaint;

                  (iv) any Excluded Liability; and

                  (v) the costs to Purchaser of enforcing this indemnity against the Sellers, including, without limitation, all costs, fees and expenses of investigation, prosecution, defense and the fees and expenses of attorneys and other advisers.

         (b) In addition to the indemnification provided in Section 10.1(a), Sellers, jointly and severally, agree to indemnify Purchaser and hold Purchaser harmless from and against any and all Taxes (i) imposed on or incurred by the Company for any taxable year or taxable period ending on or prior to the close of business on the Closing Date (including any short periods up to and including the close of the Closing Date and in the case of a year beginning before the Closing Date and ending after the Closing Date ("Straddle Period"), the Taxes attributable to portion of the Straddle Period ending on and including the Closing Date) including any income taxes incurred by any Seller solely as a result of any Section 338(h)(10) Election made pursuant to Section 5.11(a)(ii) of this Agreement (determined on a "closing of the books basis" by assuming that the books of the Company were closed at the close of the Closing Date; provided, however that real and personal property taxes shall be calculated on an annual basis, and apportioned on a daily basis); or (ii) imposed on or incurred by the Company, Purchaser or any Affiliates of Purchaser resulting solely from the Company having been included in any consolidated, combined or unitary Tax Return for any Taxable period (or portion thereof) ending on or before the Closing Date pursuant to Treasury Regulation Section 1.1502-6(a) or any analogous or similar state, local or foreign law or regulations, or as a successor or transferee, by Contract or otherwise.

         10.2 Obligation of Purchaser to Indemnify. (a) Regardless of any investigation at any time made by or on behalf of Sellers or of any knowledge or information that Sellers may have and subject to the limitations contained in this Section 10, Purchaser agrees to indemnify and hold the Sellers harmless from and against all Losses asserted against, imposed upon or incurred by the Sellers resulting from, arising out of or based upon any of the following:

                  (i) any breach of or inaccuracy in any representation or warranty of Purchaser contained in this Agreement or any Transaction Document;

                  (ii) any breach of any covenant or agreement made or to be performed by Purchaser pursuant to this Agreement or any Transaction Document;

                  (iii) any Assumed Liability;

                  (iv) any obligations relating to or arising under the WARN Act or similar state or local Law, in connection with the transactions contemplated under this Agreement to the extent such obligations relate to employees of Company on the Closing Date to whom Purchaser does not offer employment;

                  (v) except as otherwise specifically contemplated in this Agreement, the operation of the Business or any part thereof by the Purchaser from and after Closing; and

                  (vi) the costs to the Sellers of enforcing this indemnity against Purchaser, including, without limitation, all costs, fees and expenses of investigation, prosecution, defense and the fees and expenses of attorneys and other advisers.

For the avoidance of doubt, notwithstanding the foregoing, Purchaser shall not be required to indemnify and hold harmless the Sellers for any Losses asserted against, imposed upon or incurred by the Sellers resulting from, arising out of or based upon an indemnification claim made by Purchaser under this Section 10 for breaches of representations and warranties relating to a Purchased Asset or an Assumed Liability.

         10.3     Procedures for Indemnification.
                  -------------------------------

         (a) An Indemnification Claim shall be made by the Indemnitee by delivery of a written declaration to the Indemnitor requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as the Indemnitee shall have concerning such Third Party Claim.

         (b) If the Indemnification Claim involves a Third Party Claim, the procedures set forth in Section 10.4 hereof shall be observed by the Indemnitee and the Indemnitor.

         (c) If the Indemnification Claim involves a matter other than a Third Party Claim, the Indemnitor shall have thirty (30) Business Days to object to such Indemnification Claim by delivery of a written notice of such objection to the Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by the Indemnitor and the Indemnification Claim shall be paid in accordance with Section 10.6(c) hereof. If an objection is timely interposed by the Indemnitor, then the Indemnitee and the Indemnitor shall negotiate in good faith for a period of sixty (60) Business Days from the date (such period is hereinafter referred to as the "Negotiation Period") the Indemnitee receives such objection.

         10.4     Defense of Third Party Claims.
                  ------------------------------

         (a) In the event of a Third Party Claim, the Indemnitor shall have thirty (30) days (or such lesser time as may be necessary to comply with statutory response requirements for litigation claims that are included in such Third Party Claims) from receipt of the Indemnification Claim (the "Notice Period") to notify the Indemnitee, (i) whether or not the Indemnitor disputes its liability to the Indemnitee with respect to such claim, and (ii) notwithstanding any such dispute, whether or not the Indemnitor will, at its sole cost and expense, defend the Indemnitee against such claim.

         (b) In the event that the Indemnitor notifies the Indemnitee within the Notice Period that it will defend the Indemnitee against such claim then, except as hereinafter provided, the Indemnitor shall have the right to defend the Indemnitee by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by the Indemnitor to a final conclusion in such a manner as to minimize the risk of the Indemnitee becoming subject to Liability for any other significant matter. If the Indemnitee desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If the Indemnitor does not assume the defense of such claim with counsel reasonably satisfactory to the Indemnitee within fifteen (15) days from receipt of notice of a claim by the Indemnitee, or (i) legal counsel for the Indemnitee reasonably believes that there are or may be legal defenses available to the Indemnitee which are different from or additional to those available to the Indemnitor, or (ii) the Indemnitor shall assume the defense of the claim and, in the reasonable opinion of the Indemnitee, fail to diligently prosecute such defense, the Indemnitee shall have the right to control the defense or settlement of any such claim or demand and its reasonable costs and expenses shall be included as part of the indemnification obligation of the Indemnitor. If in the reasonable opinion of the Indemnitee (x) any such claim or the litigation or resolution of any such claim involves an issue or matter that is reasonably likely to have a material adverse effect on the Indemnitee, including the administration of the Tax Returns of the Indemnitee or a dispute with a significant customer or supplier of the Business, or (y) the claim or litigation involves the potential award of equitable relief against the Indemnitee, the Indemnitee shall have the right to control the defense or settlement of any such claim or demand at its own cost and expense with counsel reasonably satisfactory to the Indemnitor. If the Indemnitee should elect to exercise the right to assume control, the Indemnitor shall have the right to participate in, but not control, the defense or settlement of such claim at its sole cost and expense.

         (c) Except where the Indemnitor disputes its liability in a timely manner under this Section 10.4, to the extent that the Indemnitee suffers actual prejudice, the Indemnitor shall be conclusively liable for the amount of any Loss resulting from such claim or defense.

         (d) The Indemnitee and the Indemnitor shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such claim and furnishing, without expense to the Indemnitor, management employees of the Indemnitee as may be reasonably necessary for the preparation of the defense of any such claim or for testimony as witness in any proceeding relating to such claim.

         10.5     Settlement of Third Party Claims.
                  ---------------------------------

         With respect to a Third Party Claim involving the asserted Liability of the Indemnitee under this Section 10, the Indemnitor shall not, without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld), in the defense of such Third Party Claim or any Litigation resulting therefrom, (i) consent to entry of any judgment (other than a judgment of dismissal on the merits without costs), or (ii) enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnitee a release from all Liability in respect of such claim or Litigation and that provides for any relief other than monetary damages that are paid in full by the Indemnitee. If the Indemnitee has exercised its right to control the defense or settlement of any claim or demand pursuant to
Section 10.4(b), the Indemnitee shall not, without the prior written consent of Indemnitor (which consent shall not be unreasonably withheld), (x) consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) or (y) enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff and the Indemnitee to the Indemnitor a release from all Liability (including the obligation to make any payments) in respect of such claim or Litigation. Consent shall be presumed in the case of settlements of $10,000 or less where the Indemnitee or the Indemnitor, as applicable, has not responded within twenty
(20) Business Days of written notice of a proposed settlement.

         10.6     Limitations on Indemnification; Procedures.
                  -------------------------------------------

         (a) Other than the representations and warranties of Sellers set forth in Sections 3.2(a), 3.3(a), 3.9, 3.11(a)(ii), 3.12 (solely with respect to title to the Assets), 3.15 and 3.19 and the indemnification obligations of the Sellers under Sections 10.1(a)(ii), (a)(iii) and (a)(iv) and 10.1(b) as well as the representations and warranties of the Purchaser set forth in Section 4.2(a) and the indemnification obligations of Purchaser under Sections 10.2(a)(ii),
(a)(iii), (a)(iv) and 10.2(a)(v), as well as any indemnification obligations pursuant to Sections 10.1(a)(v) or 10.2(a)(vi) with respect to the foregoing, the indemnification rights of the Parties hereto are subject to the condition that the Purchaser or Seller, as the case may be, shall have received written notice of the Losses for which indemnity is sought within fifteen (15) months after the Closing Date. The indemnification rights of Purchaser for Losses resulting from the breach of any representations and warranties of the Sellers set forth in Sections 3.2(a), 3.3(a), 3.9, 3.11(a)(ii), 3.12 (solely with respect to title to the Assets), 3.15 and 3.19 and the indemnification obligations of the Sellers under Sections 10.1(a)(ii), (a)(iii) and (a)(iv) and 10.1(b), as well as any indemnification obligations pursuant to Section 10.1(a)(v) with respect to the foregoing, are subject to the condition that (i) in the case of Third Party Claim, the underlying Third Party Claim giving rise to indemnification rights was filed within the applicable statute of limitations and (ii) the Indemnitor shall have received written notice of the Loss for which


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indemnity is sought prior to sixty (60) days following the expiration of the applicable statute of limitations of claims that would give rise to indemnification rights under Section 10.1. The indemnification rights of the Sellers for Losses resulting from the breach of any representations and warranties of Purchasers set forth in Section 4.2(a), and the indemnification obligations of the Purchaser under Sections 10.2(a)(ii), (a)(iii), (a)(iv) and
(a)(v), as well as any indemnification obligations pursuant to Section 10.2(a)(vi) with respect thereto, is subject to the condition that the Indemnitor shall have received written notice of the Loss for which indemnity is sought prior to the expiration of the applicable statute of limitations of claims that would give rise to indemnification rights under Section 10.2. With respect to notice to be provided pursuant to this Section 10.6(a), (i) the Indemnitee shall provide such written notice to the Indemnitor as soon as practicable after Indemnitee becomes aware of the underlying claim, and (ii) the Indemnitee shall not be entitled to indemnification pursuant to this Agreement, to the extent that the Indemnitor suffers actual prejudice due to any delay between the time the Indemnitee becomes aware of the underlying claim giving rise to rights of indemnification hereunder and the provision of written notice to the Indemnitor with respect to the same, but only to the extent of such prejudice.

         (b) Except as provided below, an Indemnitor shall not be required to make any indemnification payment under this Agreement with respect to a Loss except to the extent the amount of such Loss, when aggregated with all other Losses, exceeds $400,000 (the "Threshold"), and then for the amount of only those Losses which exceed the Threshold. Except as provided below, an Indemnitor shall not be required to make indemnification payments hereunder in the aggregate exceeding $12,000,000 (the "Maximum Amount"). Notwithstanding the foregoing, (i) with respect to claims relating to breach of the representations and warranties set forth in Sections 3.2(a), 3.3(a) and 4.2(a), the indemnification obligations of the Sellers under Sections 10.1(a)(ii), 10.1(a)(iii), 10.1(a)(iv) and 10.1(b) and the indemnification obligations of the Purchaser under Sections 10.2(a)(ii), 10.2(a)(iii), 10.2(a)(iv) and 10.2(a)(v), the Threshold shall not apply and the Indemnitor shall be responsible for all Losses of the Indemnitee arising thereunder subject to the Maximum Amount or the Purchase Price Cap, if applicable; (ii) with respect to claims relating to breach of the representations and warranties set forth in Sections 3.2(a), 3.3(a), 3.9, 3.11(a)(ii), 3.12 (solely with respect to title to the Assets),
3.15 and 3.19 and Section 4.2(a), the indemnification obligations of the Sellers under Sections 10.1(a)(ii) and 10.1(b) and the indemnification obligations of Purchaser under Section 10.2(a)(ii), the Maximum Amount shall not apply and an Indemnitor shall not be required to make indemnification payments under this Agreement in the aggregate exceeding the Purchase Price (the "Purchase Price Cap"); and (iii) with respect to claims relating to indemnification obligations of the Parties under Sections 10.1(a)(iii), 10.1(a)(iv), 10.2(a)(iii), 10.2(a)(iv) and 10.2(a)(v) neither the Maximum Amount nor the Purchase Price Cap shall apply.

         (c) Upon determination of an Indemnification Claim that is binding on the Sellers, the amount of such binding Indemnification Claim shall be paid by wire transfer of immediately available funds from Seller to Purchaser within ten
(10) days of the date such amount is determined. Upon determination of an

Indemnification Claim that is binding upon the Purchaser, the amount of such binding Indemnification Claim shall be paid by wire transfer of immediately available funds from Purchaser to SCT within ten (10) days of the date such amount is determined.

         10.7 Certain Reductions; Subrogation Rights. All indemnification payments payable hereunder shall be reduced by the amount of insurance proceeds received by or any Tax benefit inuring to the benefit of, the Indemnitee as a result of the Loss for which the Indemnitee is seeking indemnification. In the event that the Indemnitor shall be obligated to indemnify the Indemnitee pursuant to this Section 10, the Indemnitor shall, upon payment of such indemnity in full, be subrogated to all rights of the Indemnitee with respect to the Loss to which such indemnification relates; provided, however, that the Indemnitor shall only be subrogated to the extent of any amount paid by it pursuant to this Section 10 in connection with such Loss.

         10.8 Effect of Indemnification. Any indemnity payment made hereunder shall be treated by Seller and Purchaser as an adjustment to the Purchase Price.

         10.9 Exclusive Remedy. A Party's exclusive remedy for Losses arising out of any breach of any representation, warranty, agreement or covenant of another Party contained herein, or any other claim arising out of, relating to or in connection with the transactions contemplated in this Agreement, shall be indemnification pursuant to this Section 10, except in cases of actual fraud, and except for any rights and remedies provided in the SCT Note, SCT Mortgage, the SCT Guaranty, the License Agreement and the Transition Services Agreement.

11.      GENERAL PROVISIONS.
         ------------------

         11.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, negotiation, execution, and performance of this Agreement and the Transaction Documents, including all fees and expenses of agents, Representatives, counsel, and accountants.

         11.2 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt) or by facsimile transmission (with confirmation received by the sender), (b) two days after deposited in the mails, if sent via certified mail, with return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (signature required), in each case to the appropriate addresses set forth below (or to such other addresses as a party may designate by notice to the other Parties):

         If to the Sellers:         Systems & Computer Technology Corporation
                                    4 Country View Road
                                    Malvern, PA 19355-1408
                                    Attention:  Richard A. Blumenthal
                                    Executive Vice President and General Counsel
                                    Telephone:  (610) 578-5263
                                    Facsimile:  (610) 578-7457

         with a copy to:            Pepper Hamilton LLP
                                    3000 Two Logan Square
                                    Eighteenth and Arch Streets
                                    Philadelphia, PA 19103-2799
                                    Attention:  Barry M. Abelson
                                    Telephone:  (215) 981-4000
                                    Facsimile:  (215) 981-4750


         If to Purchaser:           Indus International, Inc.
                                    3301 Windy Ridge Parkway
                                    Atlanta, GA 30339
                                    Attention:  Adam V. Battani
                                    Telephone:  (770) 989-4061
                                    Facsimile:  (770) 989-4488

         with a copy to:            Alston & Bird LLP
                                    One Atlantic Center
                                    1201 West Peachtree Street
                                    Atlanta, GA 30309-3424
                                    Attention:  W. Scott Ortwein
                                    Telephone:  (404) 881-7936
                                    Facsimile:  (404) 253-8376

         11.3 Jurisdiction; Service of Process. Any suit, action or other Proceeding seeking to enforce any provision of, or based upon any right arising out of, in connection with, or in any way relating to, this Agreement shall be brought only in the Chancery Court of the State of Delaware. Each party hereby irrevocably consents and submits to the jurisdiction and venue of such courts and irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any suit, action or Proceeding brought in such courts and any claim that such suit, action or Proceeding brought in such courts has been brought in an inconvenient forum.

         11.5 Waiver. Except as expressly provided herein, the rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

         11.6 Entire Agreement and Modification; Schedules. This Agreement, together with all exhibits and schedules hereto, supersedes all prior agreements between the Parties with respect to its subject matter and constitutes, together with the Transaction Documents, a complete and exclusive statement of the terms of the agreement between the Parties with respect to its and their subject matter. This Agreement may not be amended except by a written agreement executed by the Parties. To the extent there is a conflict between information provided in a schedule and information provided in the section or paragraph to which that schedule relates, the information disclosed in the schedule governs. The disclosure of information in the schedules to this Agreement shall not imply that the disclosed information is or could reasonably be expected to be material in the context of the section or paragraph to which it relates or any other section or paragraph of, or for any other purpose under, this Agreement.

         11.7 Assignments, Successors, and No Third-Party Rights. None of the Parties may assign any of their respective rights under this Agreement without the prior consent of the other Parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors, permitted assigns, heirs, executors, and personal representatives of the Parties. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors, assigns, heirs, executors, and personal representatives.

         11.8 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         11.9 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

         11.10 Exhibits and Schedules. The Exhibits and Schedules referred to herein are incorporated herein by reference as if fully set forth in the text hereof.

         11.11 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         11.12 Governing Law. This Agreement will be governed by and construed under the laws of the State of Delaware without regard to principles pertaining to conflict of laws.

         11.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                         [Signatures on Following Page]

         IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

                              INDUS INTERNATIONAL, INC.

                              By:    /s/ Thomas R. Madison
                                  --------------------------------------
                              Name:  Thomas R. Madison
                              Title: CEO

                              SYSTEMS & COMPUTER TECHNOLOGY CORPORATION

                              By:    /s/ Eric Haskell
                                  --------------------------------------
                              Name:  Eric Haskell
                              Title: Exec VP

                              SCT UTILITY SYSTEMS, INC.

                              By:    /s/ Eric Haskell
                                  --------------------------------------
                              Name:  Eric Haskell
                              Title: SR VP

                              SCT FINANCIAL CORPORATION

                              By:    /s/ Eric Haskell
                                  --------------------------------------
                              Name:  Eric Haskell
                              Title: SR VP

                              SCT PROPERTY, INC.

                              By:    /s/ Eric Haskell
                                  --------------------------------------
                              Name:  Eric Haskell
                              Title: SR VP

                              SCT INTERNATIONAL LIMITED

                              By:    /s/ Eric Haskell
                                  --------------------------------------
                              Name:  Eric Haskell
                              Title: Director

                              SCT TECHNOLOGIES (CANADA), INC.

                              By:    /s/ Eric Haskell
                                  --------------------------------------
                              Name:  Eric Haskell
                              Title: SR VP

                              SCT SOFTWARE & RESOURCE MANAGEMENT CORPORATION

                              By:    /s/ Eric Haskell
                                  --------------------------------------
                              Name:  Eric Haskell
                              Title: SR VP

                              SYSTEMS & COMPUTER TECHNOLOGY INTERNATIONAL B.V.

                              By:    /s/ Eric Haskell
                                  --------------------------------------
                              Name:  Eric Haskell
                              Title: Director